Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11 Cases

SPANSION INC., et al.,[1]	Case No.: 09-10690 (KJC)

Debtors.	(Jointly Administered)

DEBTORS’ JOINT PLAN OF REORGANIZATION DATED OCTOBER 1, 2009

LATHAM & WATKINS LLP

Michael S. Lurey

Gregory O. Lunt

Kimberly A. Posin

355 South Grand Avenue

Los Angeles, CA 90071-1560

Telephone: (213) 485-1234

Facsimile: (213) 891-8763

DUANE MORRIS, LLP

Michael R. Lastowski

Richard W. Riley

Sommer L. Ross

1100 North Market Street, Suite 1200

Wilmington, DE 19801

Telephone: (302) 657-4900

Facsimile: (302) 657-4901

ATTORNEYS FOR THE DEBTORS AND DEBTORS IN POSSESSION

1 The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Spansion Inc., a Delaware corporation (8239); Spansion Technology LLC, a Delaware limited liability company (3982); Spansion LLC, a Delaware limited liability company (0482); Cerium Laboratories LLC, a Delaware limited liability company (0482), and Spansion International, Inc., a Delaware corporation (7542). The mailing address for each Debtor is 915 DeGuigne Dr., Sunnyvale, CA 94085.

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND GENERAL PROVISIONS		2

1.1	Definitions	2
1.2	Time	18
1.3	Rules of Interpretation	18

ARTICLE II. CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT		19

2.1	Generally	19
2.2	Settlement of Intercompany Claims and Treatment of Claims Generally	19
2.3	Treatment of Multiple Claims and Guaranty and Joint Liability Claims Against Multiple Debtors	19
2.4	Summary of Classification	20
2.5	Unimpaired Classes Deem to Accept Plan	20
2.6	Impaired Classes Deemed to Reject Plan	20
2.7	Impaired Classes Entitled to Vote on Plan	21
2.8	Impairment Controversies	21
2.9	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	21

ARTICLE III. TREATMENT OF CLAIMS AND INTERESTS		21

3.1	Class 1 – Secured Credit Facility Claims	21
3.2	Class 2 – UBS Credit Facility Claims	22
3.3	Class 3 – FRN Claims	22
3.4	Class 4 – Other Secured Claims	23
3.5	Class 5 – General Unsecured Claims	24
3.6	Class 6 – Convenience Class Claims	24
3.7	Class 7 – Non-Compensatory Damages Claims	25
3.8	Class 8 – Interdebtor Claims	25
3.9	Class 9 – Old Spansion Interests	25
3.10	Class 10 – Other Old Equity	25
3.11	Class 11 – Other Old Equity Rights	26
3.12	Class 12 – Securities Claims	26
3.13	Class 13 – Non-Debtor Intercompany Claims	26
3.14	Special Provision Governing Unimpaired Claims	27
3.15	Preservation of Subordination Rights	27

ARTICLE IV. TREATMENT OF UNCLASSIFIED CLAIMS		28

4.1	Generally	28
4.2	Unclassified Claims	28

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		32

i

5.1	Assumption and Cure of Executory Contracts and Unexpired Leases	32
5.2	Cure of Defaults of Assumed Executory Contracts and Unexpired Leases	32
5.3	Consent Rights	33
5.4	Effect of Assumption and/or Assignment	33
5.5	Rejection of Executory Contracts and Unexpired Leases	33
5.6	Employment Agreements and Other Benefits	33
5.7	Insurance Policies	34
5.8	Rejection Damages Claims Bar Date; Approval of Rejection	35

ARTICLE VI. MEANS FOR IMPLEMENTATION OF PLAN		36

6.1	Continued Corporate Existence and Vesting of Assets in Reorganized Debtors	36
6.2	Sources of Cash for Distribution	36
6.3	Corporate and Limited Liability Company Action	37
6.4	Effectuating Documents; Further Transactions	37
6.5	Exemption from Certain Transfer Taxes and Recording Fees	37
6.6	Retained Actions	38
6.7	Employee Claims	38
6.8	Executory Contracts and Unexpired Leases Entered Into, and Other Obligations Incurred After, the Petition Date	39
6.9	Operations Between Confirmation Date and the Effective Date	39

ARTICLE VII. PROVISIONS REGARDING CORPORATE GOVERNANCE OF REORGANIZED DEBTORS		39

7.1	New Governing Documents	39
7.2	Directors and Officers of Reorganized Debtors	39
7.3	New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs	40
7.4	Authorization and Issuance of New Equity; Securities Laws	40
7.5	Holdback from Common Stock Distribution	41
7.6	Listing of New Spansion Common Stock	41
7.7	Old Spansion Interests	41

ARTICLE VIII. VOTING AND DISTRIBUTIONS		41

8.1	Voting of Claims	41
8.2	Distributions of Cash on Account of Claims Allowed as of the Effective Date	41
8.3	Disbursing Agent	42
8.4	Distributions of Cash	42
8.5	No Interest on Claims or Interests	42
8.6	Delivery of Distributions	42
8.7	Distributions to Holders as of the Record Date	43
8.8	Indenture Trustees as Claim Holders	44

8.9	Payments and Distributions to Holders of Disputed Claims Which Become Allowed Claims	44
8.10	Distributions of Stock to Holders of Allowed Class 5 Claims	44
8.11	Reserve for Disputed Claims	44
8.12	De Minimis Distributions	45
8.13	No Fractional Securities; No Fractional Dollars	46
8.14	Surrender of Instruments	46
8.15	Procedures for Distributions to Holders of FRN Claims, Senior Notes Claims, and Allowed Exchangeable Debentures Claims	46
8.16	Allocation of Distributions between Principal and Interest	47
8.17	Compliance with Tax Requirements	47
8.18	Saturday, Sunday or Legal Holiday	47

ARTICLE IX. PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS		47

9.1	Objections to Claims	47
9.2	Designation of Claims Agent; Authority to Prosecute Objections	47
9.3	No Distributions Pending Allowance	52
9.4	Estimation of Claims	52
9.5	Distributions After Allowance	52
9.6	Claims Covered by Insurance Policy	52

ARTICLE X. CONDITIONS PRECEDENT TO CONFIRMATION AND THE EFFECTIVE DATE OF THE PLAN		53

10.1	Conditions to Confirmation	53
10.2	Conditions to the Effective Date	53
10.3	Waiver of Conditions	55
10.4	Effect of Failure of Conditions	55
10.5	Order Denying Confirmation	55
10.6	Revocation of the Plan	55

ARTICLE XI. EFFECT OF PLAN ON CLAIMS AND INTERESTS		56

11.1	Discharge of Claims and Termination of Interests	56
11.2	Cancellation of Claims and Interests	56
11.3	Release by Debtors of Certain Parties	57
11.4	Release by Holders of Claims and Interests	59
11.5	California Civil Code § 1542 Waiver	59
11.6	Jurisdiction Related Hereto	60
11.7	Setoffs	60
11.8	Exculpation and Limitation of Liability	60
11.9	Injunction	61
11.10	Effect of Confirmation	61

ARTICLE XII. RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT		62

12.1	Retention of Jurisdiction	62
12.2	Final Decree	64

ARTICLE XIII. MISCELLANEOUS PROVISIONS		64

13.1	Modification of the Plan	64
13.2	Deadlines	64
13.3	Applicable Law	64
13.4	Plan Supplement	65
13.5	Dissolution of Creditors’ Committee	65
13.6	Preparation of Estates’ Returns and Resolution of Tax Claims	65
13.7	Headings	65
13.8	Confirmation of Plans for Separate Debtors	65
13.9	No Admissions; Objection to Claims	66
13.10	No Waiver	66
13.11	No Bar to Suits	66
13.12	Successors and Assigns	66
13.13	Post-Effective Date Effect of Evidences of Claims or Interests	66
13.14	Conflicts	66
13.15	Exhibits/Schedules	67
13.16	No Injunctive Relief	67
13.17	Service of Documents	67
13.18	Binding Effect	67
13.19	Entire Agreement	68

INTRODUCTION

Spansion Inc., Spansion Technology LLC, Spansion LLC, Cerium Laboratories LLC and Spansion International, Inc. (defined hereinafter, collectively, as the “Debtors,” and each individually as a “Debtor”) hereby propose this Joint Plan of Reorganization Dated September 30, 2009 (defined hereinafter as the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. All capitalized terms not defined in this Introduction have the meanings given to them in Article I hereof or as otherwise specified in the first paragraph of Section 1.1

Reference is made to the Disclosure Statement for a description of the Debtors’ history, businesses, results of operations, historical financial information, projections and properties, and for a summary of the Plan and certain related matters. There also are other agreements and documents that are, or will be, Filed and are referenced in the Plan or the Disclosure Statement or both. All referenced documents are or will be accessible on the website http://chapter11.epiqsystems.com under the link for “Spansion Inc.”

Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from Holders of Claims until the Disclosure Statement has been approved by the Bankruptcy Court. The Debtors urge the Holders of all Claims entitled to vote on the Plan to read, in their entirety, the Plan, the Disclosure Statement, and the exhibits attached hereto and thereto before voting to accept or reject the Plan. To the extent, if any, that the Disclosure Statement is inconsistent with the Plan, the Plan will govern. No solicitation materials other than the Disclosure Statement and any schedules and exhibits attached thereto or referenced therein, or otherwise enclosed with the

Disclosure Statement served by the Debtors on interested parties, have been authorized by the Debtors or the Bankruptcy Court for use in soliciting acceptances of the Plan. The Debtors expressly reserve the right to alter, amend, modify, revoke, or withdraw the Plan as set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and Sections 13.1 and 13.2.

ARTICLE I.

DEFINITIONS AND GENERAL PROVISIONS

1.1 Definitions. For the purposes of the Plan, except as expressly provided to the contrary in the Plan or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings given to them below in this Section 1.1. Any capitalized term that is not otherwise defined herein, but that is used in the Bankruptcy Code, the Bankruptcy Rules or the local rules of the Bankruptcy Court, shall have the meaning given to that term in the Bankruptcy Code, the Bankruptcy Rules or the local rules of the Bankruptcy Court, as applicable.

(1)	“503(b)(9) Claim” means a Claim for payment of administrative expense of a kind specified in section 503(b)(9) of the Bankruptcy Code or any other claim that was incurred before the Petition Date and is purportedly entitled to administrative priority treatment whether pursuant to section 503(b) or otherwise other than any Indenture Trustee Fees and Expenses.

(2)	“Ad Hoc Consortium” means the ad hoc consortium of holders of the FRNs represented by Brown Rudnick LLP.

(3)	“Administrative Expense Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and/or entitled to priority pursuant to sections 507(a)(2) or 507(b) of the Bankruptcy Code, including (a) the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, (b) Professional Compensation, (c) any payment to be made under this Plan to cure a default on an executory contract or unexpired lease that is assumed pursuant to section 365 of the Bankruptcy Code, (d) Allowed Claims entitled to be treated as Administrative Expense Claims pursuant to a Final Order of the Bankruptcy Court, (e) Indenture Trustee Fees and Expenses, (f) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and (g) all 503(b)(9) Claims.

(4)	“Administrative Expense Claim Bar Date” means the first Business Day that is thirty (30) days following the Effective Date, except as specifically set forth in the Plan or a Final Order.

(5)	“Affiliates” has the meaning given to such term by section 101(2) of the Bankruptcy Code.

(6)	“Allowed” means, with respect to a Claim, or any portion thereof, in any Class or category of Claims specified in this Plan, a Claim (a) that is not listed as disputed, contingent or unliquidated on the Schedules, and as to which no objection or request for estimation has been Filed on or before the Claims Objection Deadline, or the expiration of such other applicable period fixed by the Bankruptcy Court, and as to which the Debtors have assented to the validity thereof (and as to which a Proof of Claim has been properly an timely Filed; (b) as to which any objection has been settled, waived, withdrawn or denied by a Final Order; or (c) that is expressly allowed (i) by a Final Order, (ii) by an agreement between the Holder of such Claim and the Debtors or the Reorganized Debtor, or (iii) pursuant to the terms of this Plan. Unless otherwise specified in this Plan or in an Order of the Bankruptcy Court allowing such Claim, “Allowed” in reference to a Claim shall not include (a) any interest on the amount of such Claim accruing from and after the Petition Date, (b) any punitive or exemplary damages, or (c) any fine, penalty or forfeiture.

(7)	“Allowed Class … Claim” means an Allowed Claim in the designated Class.

(8)	“Assets” means, collectively, all of the legal and equitable interests of the Debtors in the “property,” as defined by section 541 of the Bankruptcy Code, of the Estates of the Debtors (including all of the assets, property, interests (including Interests) and effects, real and personal, tangible and intangible, including all Avoidance Actions), wherever situated as such properties exist on the Petition Date or thereafter.

(9)	“Avoidance Action” means any claim or cause of action of an Estate arising out of or maintainable pursuant to sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code or under any other similar applicable law, regardless of whether or not such action has been commenced prior to the Effective Date.

(10)	“Ballot” means each of the ballot forms that are distributed with the Disclosure Statement to Holders of Claims included in Voting Classes.

(11)	“Bankruptcy Code” means title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, if such amendments are made applicable to the Chapter 11 Cases.

(12)	“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or, in the event such court ceases to exercise jurisdiction over any Chapter 11 Case, the District Court or such court or adjunct thereof that exercises jurisdiction over such Chapter 11 Case in lieu of the United States Bankruptcy Court for the District of Delaware.

(13)	“Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as in effect on the Petition Date and as thereafter amended, if such amendments are made applicable to the Chapter 11 Cases, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applied to the Chapter 11 Cases or proceedings therein, as the case may be.

(14)	“Bar Date” means the applicable bar date by which a proof of Claim or a request for payment of an Administrative Expense Claim must be or must have been Filed, as established by an Order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

(15)	“Bar Date Order” means that certain Order Granting the Motion of the Debtors Establishing Bar Dates and Related Procedures for Filing Proofs of Claim and Approving the Form, Manner and Sufficiency of Notice of the Bar Dates Pursuant to Fed.R.Bankr.P. 3003 and 2007, entered by the Bankruptcy Court on May 27, 2009 [D.I. 554].

(16)	“Business Day” means any day on which commercial banks are open for business, and not authorized to close, in the City of New York, New York or in California, except any Saturday, Sunday or any day designated as a legal holiday in Bankruptcy Rule 9006(a).

(17)	“Cash” means legal tender of the United States of America and equivalents thereof, including currency, a certified check, a cashier’s check or a wire transfer of good funds from any source, or a check issued by any Entity making any Distribution under the Plan drawn on funds from the Debtors or the Estates, denominated in United States dollars.

(18)	“Causes of Action” means all claims, actions, Avoidance Actions, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross-claims (including all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other entities under the Bankruptcy Code) of any of the Debtors and/or the Estates (including those actions set forth in the Plan Supplement) that existed as of the Petition Date, that are or may be pending on the Effective Date or that may be instituted by the Reorganized Debtors after the Effective Date against any entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

(19)	“Chapter 11 Case” means, with respect to each Debtor, the Chapter 11 Case initiated by such Debtor’s filing on the Petition Date of a voluntary petition for relief in the Bankruptcy Court under chapter 11 of the Bankruptcy Code. The Chapter 11 Cases are being jointly administered in the Bankruptcy Court as Bankruptcy Case No. 09-10690 pursuant to the Order Authorizing Joint Administration of Chapter 11 Cases Pursuant to Federal Rule of Bankruptcy Procedure 1015 and Local Rule 1015-1, entered by the Bankruptcy Court on March 4, 2009 [D.I. 58].

(20)	“Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against one of the Debtors (or all or some of them) whether or not asserted or Allowed.

(21)	“Claims and Voting Agent” means Epiq Bankruptcy Solutions, LLC (and its successors) in its capacity as claims and voting agent for the Debtors, or any other entity approved by the Bankruptcy Court as Claims and Voting Agent in lieu of, or in addition to, Epiq Bankruptcy Solutions, LLC and its successors.

(22)	“Claims Agent” has the meaning given to such term in Section 9.2.(2)

(23)	“Claims Agent Avoidance Actions” has the meaning given to such term in Section 9.2(2).

(24)	“Claims Agent Fund” has the meaning given to such term in Section 9.2(3).

(25)	“Claims Objection Deadline” means the later of the first Business Day which is (i) one hundred eighty (180) days after the Effective Date, or (ii) such later date as may be ordered by the Bankruptcy Court, as such dates may be from time to time extended by the Bankruptcy Court without further notice to parties in interest.

(26)	“Claims Supervisory Board” has the meaning given to such term in Section 9.2.(1)

(27)	“Class” means a category of Claims or Interests designated pursuant to the Plan.

(28)	“Class 1 Collateral” means the lesser of: (i) cash collateral equal to one hundred five percent (105%) of the obligations related to outstanding equipment leases and letter of credit agreements, and (ii) such other consideration as agreed to by the Holders of Claim in allowed Class 1 prior to the commencement of the Confirmation Hearing, with the consent of the Ad Hoc Consortium and the Creditors’ Committee, and approved by the Bankruptcy Court pursuant to the Confirmation Order.

(29)	“Clerk” means the Clerk of the Bankruptcy Court.

(30)	“Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court, within the meaning of Bankruptcy Rules 5003 and 9021.

(31)	“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

(32)	“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be continued.

(33)	“Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

(34)	“Contract/Lease Schedule” has the meaning ascribed to it in Section 5.1.

(35)	“Convenience Class Claim” means an Unsecured Claim (i) Scheduled or Filed in an amount less than or equal to $2,000, (ii) Allowed in an amount less than or equal to $2,000 or (iii) as to which the Holder of such Unsecured Claim has elected (by marking the appropriate box on its Ballot) to reduce its Claim to $2,000 in order to have its Claim treated as a Convenience Class Claim.

(36)	“Creditor” means the Holder of a Claim.

(37)	“Creditors’ Committee” means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code as its composition may be changed from time to time by addition, resignation or removal of its members.

(38)	“Cure Amount” means the amount required to satisfy any Debtor’s obligations under section 365(b) of the Bankruptcy Code with respect to such Debtor’s assumption of any executory contract or unexpired lease.

(39)	“Debtor” means, individually, each of Spansion Inc., Spansion Technology LLC, Spansion LLC, Cerium Laboratories LLC, and Spansion International, Inc., each of which is a Debtor in its Chapter 11 Case. The term “Debtors” means all of the foregoing entities.

(40)	“Debtor Releasees” has the meaning given to such term in Section 11.3.

(41)	“Debtors-in-Possession” means the Debtors in their capacities as debtors in possession in the Chapter 11 Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

(42)	“Deficiency Claim” means any Claim against a Debtor representing the amount, if any, by which the Allowed amount of a Secured Claim exceeds the value of the collateral securing such Claim or the amount by which a Claim subject to setoff exceeds the amount of any setoff.

(43)	“Disallowed” means, with respect to any Claim or Interest, any Claim or Interest (i) proof of which was required to be Filed by the Bankruptcy Code or an Order of the Court but as to which no proof of Claim or Interest or request for payment was timely or properly Filed, (ii) which has been withdrawn in whole or in part, by agreement between the Debtors, the Reorganized Debtors or the Claims Agent, as applicable, and the Holder thereof or unilaterally by the Holder thereof, or (iii) which has been disallowed, in whole or in part, by Final Order. In case a Claim is Disallowed in part, the Claim might be an Allowed Claim with respect to amounts asserted under the Claim which have not been Disallowed.

(44)	“Disbursing Agent” means any entity (including any Reorganized Debtor and any other Disbursing Agent), in its capacity as a disbursing agent pursuant to Section 8.4.

(45)	“Disclosure Statement” means the Disclosure Statement for Debtors’ Joint Plan of Reorganization dated September 30, 2009, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time in accordance with applicable law.

(46)	“Disputed Claim” means, as of any relevant point in time, (i) any Claim, as to which a proof of Claim has been Filed or is deemed to have been Filed, that has not been Allowed or Disallowed, or (ii) if no proof of Claim has been Filed, a Claim that is listed on a Debtor’s Schedules as other than disputed, contingent or unliquidated, but as to which an objection has been Filed on or before the Effective Date, and such objection has not been withdrawn or denied by a Final Order.

(47)	“Distribution” means any distribution by the Debtors or Reorganized Debtors, whether directly or through a Disbursing Agent, to a Holder of an Allowed Claim or Interest under the Plan.

(48)	“District Court” means the United States District Court for the District of Delaware.

(49)	“Effective Date” means, subject to the provisions of Section 10.4, the date specified by the Debtors in a notice Filed by the Debtors as the date on which this Plan shall take effect, which date shall be not more than ten (10) Business Days after the date on which the conditions to the Effective Date provided for in this Plan have been satisfied or waived.

(50)	“Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

(51)	“Estate” means, with regard to each Debtor, the estate that was created by the commencement by such Debtor of its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all rights, powers, and privileges of such Debtor and any and all Assets and interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Debtor or such estate shall have had as of the Petition Date, or which such Estate acquired after the commencement of the Chapter 11 Case, whether by virtue of sections 541, 544, 545, 546, 547, 548, 549 or 550 of the Bankruptcy Code, or otherwise. “Estates” has a correlative meaning.

(52)	“Exchangeable Debentures” means the $207 million aggregate principal amount 2.25% Senior Exchangeable Debentures due 2016. “Exchangeable Debenture” means one of the debentures comprising the Exchangeable Debentures.

(53)	“Exchangeable Debentures Claims” means any Claim that is or could be asserted by the Holders of the Exchangeable Debentures against any of the Debtors or any of the Estates.

(54)	“Exculpated Claims” has the meaning given to such term in Section 11.8.

(55)	“Exit Financing Facility” means a new revolving credit facility for the Reorganized Debtors with third party lender(s) for up to $100 million in revolving loans to fund the Reorganized Debtors’ working capital requirements and other general corporate purposes, with a borrowing base supported by eligible accounts receivable and inventory. The Exit Financing Facility may be secured only by a first priority lien on accounts receivable, inventory and deposit accounts (and the proceeds thereof) of Reorganized Spansion LLC and guarantors.

(56)

“Face Amount” for any Disputed Claim means (a) the full stated amount set forth in any proof of Claim with respect to such Claim, (b) if the amount of such Claim has been estimated in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 for purposes of distributions, pursuant to a Final Order of the Court, the amount so estimated, unless otherwise expressly set forth in the Plan with respect to a specific Claim or Class of Claims, or (c) such other amount as the Court may establish for purposes of allocating funds for the Reserve for Disputed Claims with respect to such Disputed Claim pursuant to a Final Order. For any proof of Claim which is Filed for an unliquidated amount, the Debtors or any other party-in-interest may ask the Court to either (i) establish an amount for such Claim that will be deemed the “Face Amount” for purposes of the Plan, or (ii) estimate the Claim for purposes of distributions under the Plan.

(57)	“Fee Auditor” means Warren H. Smith & Assoc. (and its successors) in its capacity as the Bankruptcy Court appointed fee auditor for Professional Compensation in the Chapter 11 Cases, or any other Entity appointed by the Bankruptcy Court as fee auditor for Professional Compensation in the Chapter 11 Cases in lieu of, or in addition to, Warren H. Smith & Assoc. and its successors.

(58)	“File,” “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

(59)	“Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

(60)	“Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing has been denied or resulted in no modification of such order, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be Filed with respect to such order, shall not cause such order not to be a Final Order.

(61)	“FRN Claim” means any Claim that is or could be asserted by the Holder of any FRN against the Debtors or their Estates.

(62)	“FRNs” means the Prepetition $625 million aggregate principal amount Senior Secured Floating Rate Notes due 2013. “FRN” means one of the notes comprising the FRNs.

(63)	“General Unsecured Claim” means any Unsecured Claim against a Debtor other than a Convenience Class Claim, a Non-Compensatory Damages

Claim, an Interdebtor Claim, a Non-Debtor Intercompany Claim, or any Securities Claim. The term “General Unsecured Claim” shall not include any Claim against any of the Debtors that is eligible for classification in a Class other than Class 5.

(64)	“Holder” means the Entity that is the owner of record of a Claim or Interest, as applicable.

(65)	“Impaired” means, with respect to any Class of Claims or Interests, the Claims or Interests in such Class that are impaired within the meaning of section 1124 of the Bankruptcy Code.

(66)	“Indenture Trustee” means the indenture trustee, trustee, or other collateral or administrative agent for any of the Secured Credit Facility Debt, the UBS Credit Facility, the FRNs, the Senior Notes, the Exchangeable Debentures, or the Exit Financing Facility. Indenture Trustees means all of the foregoing, collectively.

(67)	“Indenture Trustee Fees and Expenses” means the reasonable fees and expenses of the Indenture Trustee (including reasonable attorneys fees) allowable under the applicable facility or indenture whether incurred before or after the Petition Date.

(68)	“Initial Board” shall have the meaning set forth in Section 7.2.

(69)	“Insider” has the meaning given to such term in section 101(31) of the Bankruptcy Code.

(70)	“Instrument” means any share of stock, security, promissory note or other “instrument,” within the meaning of that term, as defined in section 9102(47) of the California Commercial Code.

(71)	“Insured Claim” has the meaning given to such term in Section 9.6.

(72)	“Interdebtor Claim” means any Claim that is or could be asserted by any Debtor(s) or its/their Estate(s) against any other Debtor(s) or its/their Estate(s).

(73)	“Interest” means the legal, equitable contractual and other rights of the Holders of Old Spansion Interests, Other Old Equity and Other Old Equity Rights

(74)	“Lien” means any “lien” as defined in section 101(37) of the Bankruptcy Code.

(75)	“Max New Convertible Notes/New Spansion Common Stock Distribution” has the meaning given to such term in Section 3.3.

(76)	“Max New Senior Notes Distribution” has the meaning given to such term in Section 3.3.

(77)	“Minimum Shares for Distribution” shall have the meaning given to such term in Section 8.11.

(78)	“New Convertible Notes” means the $250,000,000 aggregate principal amount of 4.75% Senior Secured Convertible Notes due 2016 of Reorganized Spansion Inc. having the terms and conditions summarized on Exhibit A. The New Convertible Notes will be guaranteed by certain Affiliates of Reorganized Spansion Inc. and secured by a Lien on substantially all of the Property and Assets of the Reorganized Debtors and their domestic subsidiaries, subject only to the senior Liens of the Exit Financing Facility (solely restricting accounts receivable, inventory and deposit accounts of Reorganized Spansion LLC), New Senior Notes, the Secured Credit Facility (solely respecting the Class 1 Collateral) and Permitted Liens as defined in the New Convertible Notes Documents. The New Convertible Notes also may be converted into 24,897,506 shares of New Spansion Common Stock at a purchase price of $10.01 per share.

(79)	“New Convertible Notes Documents” means the indenture governing the New Convertible Notes in substantially the form Filed with the Bankruptcy Court in the Plan Supplement and any security agreement, deeds of trust, mortgages, financing statements, guaranties and other collateral documents executed in connection therewith.

(80)	“New Equity” means all shares of common stock or other ownership interests of the applicable Reorganized Debtor, authorized hereunder as of the Effective Date and any additional shares or ownership interests authorized for the purposes specified herein and as further described in the New Governing Documents.

(81)	“New Governing Documents” means the amended and restated certificate of incorporation and amended and restated bylaws or certificate of formation and amended and restated limited liability company agreement, as the case may be, of each of the Reorganized Debtors prepared pursuant to Section 7.1 of this Plan, in substantially the forms contained in the Plan Supplement.

(82)	“New Senior Notes” means the $225,000,000 aggregate principal amount of 10.75% Senior Secured Notes due 2014 of Reorganized Spansion Inc. having the terms and conditions summarized on Exhibit B. The New Senior Notes will be guaranteed by all domestic Affiliates and secured by a Lien on substantially all of the property and Assets of the Reorganized Debtors and their domestic subsidiaries subject only to the senior Liens of the Exit Financing Facility (solely respecting accounts receivable, inventory and deposit accounts of the Reorganized Spansion LLC), the Secured Credit Facility (solely respecting the Class 1 Collateral) and Permitted Liens as defined in the New Senior Notes Documents.

(83)	“New Senior Notes Documents” means the indenture governing the New Senior Notes in substantially the form Filed in the Plan Supplement and any security agreement, deeds of trust, mortgages, financing statements, guaranties, other collateral documents, and intercreditor subordination agreements executed in connection therewith.

(84)	“New Spansion Common Stock” means New Equity of Reorganized Spansion Inc., par value $0.01 per share, to be issued or reserved for issuance by New Spansion Inc. on or after the Effective Date pursuant to the Plan.

(85)	“Non-Compensatory Damages Claim” means any Claim for any fine, penalty or forfeiture, or multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, or damage is not compensation for actual pecuniary loss suffered by the Holder of such Claim, including any such Claim based upon, arising from, or relating to any cause of action whatsoever (including violation of law, personal injury, or wrongful death, whether secured or unsecured, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise), and any such Claim asserted by a governmental unit in connection with a tax or other obligation owing to such unit.

(86)	“Non-Debtor Affiliate” means any Affiliate of the Debtors that is not a Debtor in the Chapter 11 Cases.

(87)	“Non-Debtor Intercompany Claim” means any Claim against a Debtor held by a Non-Debtor Affiliate.

(88)

“Old Spansion Interests” means (i) the interests of any Holder of equity securities of Spansion Inc. represented by any issued outstanding common stock, preferred stock or other instrument evidencing a present ownership interest in Spansion Inc. prior to the Effective Date, whether or not transferable, (ii) any calls, options, restricted stock units, rights, puts, awards, commitments, repurchase rights, unvested or unexercised options, warrants, unvested common, preferred or other interests or any other agreement of any character related to the common, preferred or other interests of Spansion Inc., obligating Spansion Inc. to issue, transfer, purchase, redeem, or sell any common, preferred or other interests or securities, (iii) any rights under any equity incentive plans, voting agreements and registration rights agreements regarding common, preferred or other interests or equity securities of Spansion Inc., (iv) any claims arising from the retention or rescission of a purchase, sale or other acquisition of any outstanding common, preferred or other interests or equity securities (or any right, claim, or interest in and to any common, preferred or other interests or equity securities) of Spansion Inc., (v) any claims for the payment of any distributions with respect to any common, preferred or other interests or equity securities of Spansion Inc., and (vi) any claims for damages or any other relief arising from the purchase, sale, or other acquisition of Spansion Inc.’s outstanding common, preferred or other interests or equity securities.

(89)	“Order” means an order of judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case or the docket of any other court of competent jurisdiction.

(90)	“Other Old Equity” means any outstanding ownership interests in any of the Debtors other than Spansion Inc, including, without limitation, interests evidenced by common or preferred stock, membership interests or their equivalents, but excluding the Other Old Equity Rights.

(91)	“Other Old Equity Rights” means any calls, rights, puts, awards, commitments, repurchase rights, unvested or unexercised options, warrants, unvested common, preferred or other interests or any other agreement of any character related to the Other Old Equity, obligating any of the Debtors other than Spansion Inc. to issue, transfer, purchase, redeem, or sell any common, preferred or other interests or securities, any rights under any equity incentive plans, voting agreements and registration rights agreements regarding common, preferred or other interests or equity securities of any of the Debtors other than Spansion Inc., any claims arising from the rescission of a purchase, sale or other acquisition of any outstanding common, preferred, membership or other interests or equity securities (or any right, claim, or interest in and to any common, preferred, membership or other interests or equity securities) of any of the Debtors other than Spansion Inc., any claims for the payment of any distributions with respect to any common, preferred, membership or other interests or equity securities of any of the Debtors other than Spansion Inc., and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of the outstanding common, preferred, membership or other interests or equity securities of any of the Debtors other than Spansion Inc.

(92)	“Other Secured Claims” mean a Secured Claim other than a Secured Credit Facility Claim, a UBS Credit Facility Claim or an FRN Claim.

(93)	“Person” has the meaning given to such term in section 101(41) of the Bankruptcy Code.

(94)	“Petition Date” means March 1, 2009, the date on which each of the Debtors Filed its respective petition for relief in the Bankruptcy Court, commencing its Chapter 11 Case.

(95)	“Plan” means this joint plan of reorganization as the same may hereafter be amended or modified. If the Plan is withdrawn as the Plan for a particular Debtor, the defined term “Plan” shall not include the plan of reorganization or liquidation for such Debtor in its Chapter 11 Case except where the context otherwise requires.

(96)	“Plan Documents” means, collectively, the Disclosure Statement, this Plan, all exhibits, schedules and annexes to each, all of the documents included in the Plan Supplement, and all other agreements contemplated by the Plan.

(97)	“Plan Objection Deadline” means [ ,] 2009, at 4:00 p.m. (Eastern Time), the deadline established by the Bankruptcy Court for filing and serving objections to the Confirmation of the Plan.

(98)	“Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits, including those specified in Section 13.6, as it may thereafter be altered, amended, modified or supplemented in accordance with the terms hereof.

(99)	“Postpetition Tax Claims” means Administrative Expense Claims and other Claims by a governmental unit for taxes against any of the Debtors (and for interest and/or penalties related to such taxes) for any tax year or period, which Claims first arise from and including the Petition Date through and including the Effective Date.

(100)	“Priority Claims” means all Priority Non-Tax Claims plus all Priority Tax Claims.

(101)	“Priority Non-Tax Claim” means a Claim entitled to priority under the provisions of sections 507(a)(3) through 507(a)(7) of the Bankruptcy Code other than an Administrative Expense Claim, a Postpetition Tax Claim or a Priority Tax Claim.

(102)	“Priority Tax Claim” means a Claim against the Debtors that is of a kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

(103)	“Pro Rata” means proportionately so that, with respect to any Class, the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim to (b) the amount of the Allowed Claim, is the same as the ratio of (x) the amount of consideration distributed on account of all Allowed Claims in the Class in which the particular Allowed Claim is included to (y) the aggregate amount of all Allowed Claims of that Class.

(104)	“Pro Rata Class 3 Distribution” has the meaning given to such term in Section 3.3.

(105)	“Professional” means any professional employed in the Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

(106)	“Professional Compensation” means (i) any amounts that the Bankruptcy Court allows pursuant to section 327, 328, 330, 331, 363, 503(b) or 1103 of the Bankruptcy Code as compensation earned, and reimbursement of expenses incurred, by professionals employed by the Debtors and the Creditors’ Committee and (ii) any amounts the Bankruptcy Court allows pursuant to sections 503(b) of the Bankruptcy Code in connection with the making of a substantial contribution to the Chapter 11 Cases.

(107)	“Record Date” means the date established in the Confirmation Order or any other Final Order of the Bankruptcy Court for determining the identity of Holders of Allowed Claims entitled to Distributions under this Plan.

(108)	“Record Holder” means the Holder of a Claim or Interest as of the Record Date.

(109)	“Reinstated” or “Reinstatement” means (x) with respect to a Claim, (i) the Debtors shall cure any default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured, (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, (iv) if such Claim arises from any failure to perform a non-monetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(a), the Holder of such Claim is compensated for any actual pecuniary loss incurred by such Holder as a result of such failure, and (iv) the legal, equitable and contractual rights of such Holder will not otherwise be altered, and (y) with respect to an Interest, the legal, equitable and contractual rights of the Holder of such Interest will not be altered.

(110)	“Reorganized Debtor” or “Reorganized Debtors” means, on and after the Effective Date, the Debtors as reorganized pursuant to the Plan, as the case may be and, in each case, to the extent applicable. When referring to a specific Debtor as reorganized pursuant to the Plan, the Plan shall use the term “Reorganized [name of Debtor].”

(111)	“Reserve for Disputed Claims” has the meaning given to such term in Section 8.12.

(112)	“Retained Actions” means all claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtors’ Estate may hold against any Entity, including (i) claims and Causes of Action brought prior to the Effective Date, (ii) claims and Causes of Action against any Entities for failure to pay for products or services provided or rendered by any of the Debtors, (iii) claims and Causes of Action relating to strict enforcement of any of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, including claims against third parties for infringement of any such intellectual property rights or other misuse of such intellectual property, (iv) claims and Causes of Action seeking the recovery of any of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors’ or the Reorganized Debtors’ businesses, including claim overpayments and tax refunds, and (v) all Causes of Action that are Avoidance Actions.

(113)	“Scheduled” means set forth on the Schedules.

(114)	“Schedules” means, with respect to any Debtor, the Schedules of Assets and Liabilities such Debtor Filed, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009.

(115)	“Secured Claim” means: (a) a Claim that is secured by a Lien on property in which an Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, all as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) a Claim which is Allowed under the Plan as a Secured Claim.

(116)	“Secured Credit Facility” means the secured credit facility pursuant to that certain Credit Agreement, dated September 19, 2005, by and Among Bank of America, N.A., as Agent, Banc of America Securities LLC, as the Sole Lead Arranger and the Sole Book Manager, Spansion LLC, and the lenders party thereto from time to time, as such agreement has been amended to date.

(117)	“Secured Credit Facility Claims” means any Claim that is or could be asserted on account of the Senior Credit Facility against the Debtors or their Estates.

(118)	“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

(119)	“Securities and Exchange Commission” means the United States Securities and Exchange Commission.

(120)	“Securities Claim” means any Claim (a) described in section 510(b) of the Bankruptcy Code against any Debtor arising from rescission of a purchase or sale of a security of any Debtor, (b) for damages arising from the purchase or sale of such security, or for reimbursement, indemnity or contribution Allowed under section 502 of the Bankruptcy Code on account of such Claim, or (c) arising out of the ownership of an Interest.

(121)	“Senior Notes” means the $250 million aggregate principal amount 11.25% Senior Notes of Spansion LLC due 2016, representing general unsecured senior obligations of Spansion LLC, issued pursuant to the Senior Notes Indenture. “Senior Note” means one of the notes comprising the Senior Notes.

(122)	“Senior Notes Claim” means any Claim that is or could be asserted by the Holders of the Senior Notes against the Debtors or their Estates.

(123)	“Senior Notes Indenture” means the indenture governing the Senior Notes.

(124)	“Trust Fund Claim” has the meaning given to such term in Section 4.2(3).

(125)	“UBS Credit Facility” means that certain Credit Line Agreement between UBS Bank USA and Spansion LLC that provides up to $85 million in the form of an uncommitted revolving line of credit, which is secured by certain auction rate securities owned by Spansion LLC.

(126)	“UBS Credit Facility Claims” means any Claim that is or could be asserted by the Holders of UBS Credit Facility against the Debtors or their Estates.

(127)	“Unimpaired” means, with respect to a Class of Claims or Interests, any Class that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

(128)	“Unsecured Claim” means any Claim against a Debtor other than an Administrative Claim, a Priority Claim or a Secured Claim.

(129)	“Voting Classes” means Class 3, Class 5 and Class 7.

(130)	“Voting Deadline” means [ ], 2009, at 4:00 p.m. (Eastern Time), the date and time by which all Ballots must be received by the Claims and Voting Agent.

(131)	“Voting Instructions” means the instructions for voting on the Plan that are included with the Ballots.

(132)	“Voting Record Date” means the date established by the Bankruptcy Court for determining the identity of Holders of Allowed Claims in the Voting Classes entitled to vote on this Plan.

1.2 Time. Whenever the time for the occurrence or happening of an event as set forth in this Plan falls on a day that is not a Business Day, then the time for the next occurrence or happening of said event shall be extended to the next day following which is a Business Day. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

1.3 Rules of Interpretation.

(1)	For purposes of the Plan, unless otherwise provided herein: (a) whenever it is appropriate from the context, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (e) unless otherwise specified in a particular reference, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan or Plan Supplement; (f) the words “herein,” “hereunder” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) unless otherwise specified, the words “acceptable to the Debtors” shall in each instance mean “acceptable to the Debtors in their sole and reasonable discretion;” (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (i) all Exhibits to the Plan are incorporated into the Plan and shall be deemed to be included in the Plan, regardless of when they are Filed; (j) all documents set forth in the Plan Supplement are incorporated into the Plan and shall be deemed to be included in the Plan; (k) the rules of construction set forth in section 102 of the Bankruptcy Code will apply, except to the extent inconsistent with the provisions of this Section 1.3; and (l) the word “including” means “including, without limitation.”

(2)	Whenever a Distribution of Cash or other property is required to be made on a particular date, the Distribution shall be made on such date or as soon as practicable thereafter, but no later than thirty (30) days after such date.

(3)	Subject to the provisions of any contract, certificate, bylaws, Instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

ARTICLE II.

CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT

2.1 Generally. Pursuant to section 1122 of the Bankruptcy Code, all Claims and Interests in the Debtors, except Administrative Expense Claims, Professional Claims, Priority Tax Claims and Trust Fund Claims, are placed in Classes as summarized in this Article below and more fully set forth in Article III. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Professional Claims, Priority Tax Claims and Trust Fund Claims have not been classified and are treated as set forth in Article IV, below.

The following summary is for the convenience of all interested parties and is superseded for all purposes by the classification, description and treatment of Claims and Interests in Articles III and IV. The categories of Claims and Interests set forth below classify all Claims against and Interests in the Debtors for all purposes of this Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. The treatment with respect to each Class of Claims and Interests provided for in Article III shall be in full and complete satisfaction, release and discharge of such Claims and Interests.

2.2 Settlement of Intercompany Claims and Treatment of Claims Generally. In settlement and compromise of certain existing and potential disputes regarding Interdebtor Claims and related matters, pursuant to sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan treats the Debtors as compromising a single Estate solely for purposes of voting on the Plan, Confirmation of the Plan and making Distributions in respect of Claims and Interests under the Plan. Such treatment shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, nor cause the transfer of any Assets of any of the Debtors or their Estates; and all Debtors shall continue to exist as separate legal entities. The above treatment serves only as a mechanism to effect a fair distribution of value to the Debtors’ constituencies. Any Avoidance Action held by any of the Debtors against any Entity other than another Debtors or a Non-Debtor Affiliate is preserved and remains unaffected by the provisions of this Section.

2.3 Treatment of Multiple Claims and Guaranty and Joint Liability Claims Against Multiple Debtors. A Creditor which holds multiple Claims against a single Debtor or multiple Claims against multiple Debtors, all of which Claims are based upon or relate to the same or similar indebtedness or obligations, whether by reason of guarantee, indemnity agreement, joint and several obligation or otherwise, shall be deemed to have only one Claim against the Estates in an amount equal to the largest of all such similar Allowed Claims for purposes of Distributions under the Plan. For purposes of voting on the Plan, any Creditor holding such similar Claims against a Debtor or multiple Debtors may only vote the largest of all such similar Allowed Claims.

2.4 Summary of Classification. The classification of Claims under this Plan is as follows:

Class	Designation	Impairment	Entitled to Vote
1	Secured Credit Facility Claims	Impaired	Yes

2	UBS Credit Facility Claims	Unimpaired	No

3	FRN Claims	Impaired	Yes

4	Other Secured Claims	Unimpaired	No

5	General Unsecured Claims	Impaired	Yes

6	Convenience Class Claims	Unimpaired	No

7	Non-Compensatory Damages Claims	Impaired	No

8	Interdebtor Claims	Impaired	No

9	Old Spansion Interests	Impaired	No

10	Other Old Equity	Unimpaired	No

11	Other Old Equity Rights	Impaired	No

12	Securities Claims	Impaired	No

13	Non-Debtor Intercompany Claims	Impaired or Unimpaired	No

2.5 Unimpaired Classes Deem to Accept Plan. Classes 2, 4, 6 and 11 are Unimpaired under this Plan. Accordingly, pursuant to section 1126(f) of the Bankruptcy Code, Classes 2, 4, 6 and 10 are deemed to accept this Plan and are not entitled to vote to accept or reject this Plan.

2.6 Impaired Classes Deemed to Reject Plan. Classes 8, 9, 10, 12, and 13 are Impaired under this Plan, and because Classes 8, 9, 10, 12 and 13 shall receive no distribution under the Plan, they are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Consequently, Holders of Claims in Classes 8, 9, 10, 12 and 13 may not vote on the Plan.

2.7 Impaired Classes Entitled to Vote on Plan. Classes 1, 3, and 5 are Impaired and are entitled to vote on the Plan.

2.8 Impairment Controversies. If a controversy arises as to whether any Claim or Interest, or any Class of Claims or Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

2.9 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. In the event at least one Impaired Class of Claims votes to accept the Plan, not including the vote of any Insider (and at least one Impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), the Debtors shall request the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code.

ARTICLE III.

TREATMENT OF CLAIMS AND INTERESTS

The timing and procedures for all Distributions specified in this Section are governed by Article VIII. The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation and Distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

3.1 Class 1 – Secured Credit Facility Claims.

(1)	Classification. Class 1 consists of the Allowed Secured Credit Facility Claims.

(2)	Treatment. All rights of the Debtors to receive additional loan advances or further credit under the Secured Credit Facility will be cancelled as of the Effective Date. Claims held by the Holders of Class 1 Claims based on any contingent or other obligations shall be extinguished. In full and final satisfaction of Allowed Class 1 Claims, prior to the commencement of the Confirmation Hearing, the Debtors will enter into documentation with the Holder of the Class 1 Claims reflecting the post-Effective Date relationship between such parties, which treatment and documentation hereunder shall be satisfactory to the Ad Hoc Consortium and the Creditors’ Committee. The obligations of the Reorganized Debtors on account of the Allowed Class 1 Claims will be secured by the Class 1 Collateral.

(3)	Voting. Class 1 is Impaired and is entitled to vote to accept or reject this Plan pursuant to section 1126 of the Bankruptcy Code.

3.2 Class 2 – UBS Credit Facility Claims.

(1)	Classification. Class 2 consists of the Allowed UBS Credit Facility Claims.

(2)	Treatment. The legal, equitable and contractual rights of the Holders of Allowed Class 2 Claims are unaltered by this Plan and the UBS Credit Facility will remain in place and be secured by the same collateral that secured such facility immediately prior to the Petition Date.

(3)	Voting. Class 2 is Unimpaired and the Holders of Allowed Claims in Class 2 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan.

3.3 Class 3 – FRN Claims.

(1)	Classification. Class 3 consists of all Allowed FRN Claims.

(2)	Treatment. FRN Claims are deemed Allowed by the Plan in the aggregate amount of $625 million of principal, plus accrued and unpaid (as of the Effective Date) interest and reasonable professional fees. Subject to the right of election described in subsection 3.3 (3) below, each Holder of an Allowed Class 3 Claim is entitled to receive as of the Effective Date in full and final satisfaction and discharge of and in exchange for each Allowed Class 3 Claim, such Holder’s Pro Rata share of (a) Cash in the amount of $100 million plus the amount of all accrued and unpaid interest accruing from the Petition Date to the Effective Date, (b) $225 million of New Senior Notes, (c) $250 million of New Convertible Notes; and (d) 6,703,933 shares of New Spansion Common Stock.

(3)

Each Holder of an Allowed Class 3 Claims shall receive its Pro Rata share of Cash AND shall have the right, in its sole and absolute discretion, to elect to receive, in the amount of its remaining Allowed Class 3 Claim (after giving effect such Holder’s receipt of its Pro Rata share of Cash), either, (i) its Pro Rata share of the New Convertible Senior Notes, the New Senior Notes and the New Spansion Common Stock (“Pro Rata Class 3 Distribution”); OR (ii) one of the following (A) New Senior Notes (“Max New Senior Notes Distribution”) or (B) New Convertible Notes and New Spansion Common Stock (“Max New Convertible Notes/New Spansion Common Stock Distribution”), provided, however, that to the extent there is an over-subscription to New Senior Notes or New Convertible Notes and New Spansion Common Stock elected by Holders of Allowed Class 3 Claims, then the Holders requesting the oversubscribed portion of the New Senior Notes or New Convertible Notes and New Spansion Common

Stock shall receive, in the amount of the balance of their Allowed Class 3 Claim, their Pro Rata portion of the New Senior Notes or New Convertible Notes/New Spansion Common Stock, as applicable, that are not oversubscribed. The exercise of the Max New Senior Notes Distribution and the Max New Convertible Notes/New Spansion Common Stock Distribution must be made by checking the box for the exercise of such options on the Class 3 Ballot. Any Holder of an Allowed Class 3 Claim who elects to receive a Pro Rata Class 3 Distribution (by checking the box for the exercise of such option on the Class 3 Ballot) or who fails to check the box to exercise any of the options on its Ballot will receive a Pro Rata Class 3 Distribution. Notwithstanding the foregoing, in no event will the Debtors issue (i) more than $225 million of New Senior Notes, (ii) more than $250 million of New Convertible Notes or (iii) New Spansion Common Stock to the Holders of an Allowed Class 3 Claim (in satisfaction of their Allowed Class 3 Claim) in an amount in excess of the FRN Common Stock Consideration (as defined in the Term Sheets attached hereto at Exhibit A and Exhibit B) other than upon conversion of the New Convertible Notes into New Spansion Common Stock in accordance with the provisions of such New Convertible Notes.

(4)	By reason of the treatment of Allowed Class 3 Claims hereunder, in the event the Confirmation of this Plan occurs and this Plan becomes effective, for purposes of Distributions under this Plan (and only for such purposes), the Holders of Allowed Class 3 Claims shall not be entitled to the benefit of the subordination of the Exchangeable Debenture Claims to the FRN Claims.

(5)	Voting. Class 3 is Impaired and is entitled to vote to accept or reject this Plan pursuant to section 1126 of the Bankruptcy Code.

3.4 Class 4 – Other Secured Claims.

(1)	Classification. Class 4 consists of Other Secured Claims. Although Other Secured Claims have been placed into one category for purposes of nomenclature, each such other Secured Claim shall be treated as a separate Class for purposes of voting on the Plan and receiving Distributions (to be designated as Class 4A, 4B, 4C, etc.).

(2)

Treatment. At the option of the Debtors, in full and final satisfaction of such Claim, (i) each Allowed Other Secured Claim shall be Reinstated, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Distribution Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Distribution Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable. Notwithstanding the foregoing, the Debtors and any Holder of an Allowed Other Secured Claim may agree to any alternate treatment for such Other Secured Claim, provided that such treatment shall not provide a Distribution to such Holder having a present value as of the Effective Date in excess of the amount of such Holder’s Allowed Other Secured Claim. Notwithstanding anything in this subsection to the contrary, in the event Other Secured Claims are Allowed in an amount in excess of $1 million for any one Claim, or for more than $3 million in the aggregate, then the consent of the Ad Hoc Consortium and Creditors’ Committee for the treatment of such Claim in excess of $1 million or all Claims in excess of $3 million shall be required for any treatment of any such Claims other than pursuant to clause (i), (ii) or (iii) above.

(3)	Voting. Class 4 is Unimpaired and the Holders of Allowed Claims in Class 4 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 4 are not entitled to vote to accept or reject this Plan.

3.5 Class 5 – General Unsecured Claims.

(1)	Classification. Class 5 consists of all Allowed General Unsecured Claims.

(2)	Treatment: The Senior Notes Claims (all of which Claims are included in Class 5) are deemed Allowed by the Plan in the aggregate amount of $250 million of principal, plus accrued and unpaid interest (as of the Petition Date) for an aggregate amount of $251,133,413. The Exchangeable Debentures Claims (all of which Claims are included in Class 5) are deemed Allowed by the Plan in the aggregate amount of $207 million of principal, plus accrued and unpaid interest (as of the Petition Date) for an aggregate amount of $207,998,036. Subject to Section 3.15 below, each Holder of an Allowed Class 5 Claim will receive a Pro Rata share of 39,546,691 shares of New Spansion Common Stock.

(3)	Voting. Class 5 is Impaired and is entitled to vote to accept or reject this Plan pursuant to section 1126 of the Bankruptcy Code.

3.6 Class 6 – Convenience Class Claims.

(1)	Classification. Class 6 consists of all Allowed Convenience Class Claims.

(2)	Treatment. Each Holder of an Allowed Class 6 Claim will receive Cash equal to 100% of such Claim in full satisfaction of such Claim not to exceed $2,000, which Cash shall be paid by the later of (a) on or as soon as practicable after the Effective Date, and (b) promptly following the allowance of such Claim.

(3)	Voting. Class 6 Claims are Unimpaired and therefore are not entitled to vote to accept or reject this Plan.

3.7 Class 7 – Non-Compensatory Damages Claims.

(1)	Classification. Class 7 consists of all Non-Compensatory Damages Claims.

(2)	Treatment. No Holder of a Class 7 Claim will receive or retain any property of the Debtors under the Plan on account of such Claim and all Non-Compensatory Damages Claims will be cancelled as of the Effective Date.

(3)	Voting. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 7 Claims are conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.

3.8 Class 8 – Interdebtor Claims.

(1)	Classification. Class 8 consists of all Interdebtor Claims.

(2)	Treatment. Except as otherwise provided in the Plan, Interdebtor Claim, including any Interdebtor Claims that are Administrative Expense Claims, shall, solely for purposes of receiving Distributions, be deemed resolved as a result of the settlement and compromise described in Section 2.2 above and therefore not entitled to any Distribution.

(3)	Voting. Class 8 is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 8 Claims are conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.

3.9 Class 9 – Old Spansion Interests.

(1)	Classification. Class 9 consists of all Old Spansion Interests.

(2)	Treatment. On the Effective Date, all Class 9 Interests shall be cancelled, and each Holder of an Old Spansion Interest shall not be entitled to any Distribution.

(3)	Voting. Class 9 is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 9 Interests are conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.

3.10 Class 10 – Other Old Equity.

(1)	Classification. Class 10 consists of all Interests arising from Other Old Equity.

(2)	Treatment. Each Holder of an Allowed Class 10 Interest shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable, and contractual rights to which such Class 10 Interests entitle such Holder in respect of such Class 10 Interests shall be fully Reinstated and retained on and after the Effective Date.

(3)	Voting. Class 10 is Unimpaired and the Holders of Allowed Interests in Class 10 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 10 are not entitled to vote to accept or reject this Plan.

3.11 Class 11 – Other Old Equity Rights.

(1)	Classification. Class 11 consists of all Claims and Interests arising from or relating to Other Old Equity Rights.

(2)	Treatment. On the Effective Date, all Other Old Equity Rights and any Interests or Claims arising from or relating to such Other Old Equity Right shall be cancelled, and each holder of a Class 11 Claim or Interest shall not be entitled to any Distribution.

(3)	Voting. Class 11 is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 11 Claims and Interests are conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject the Plan.

3.12 Class 12 – Securities Claims.

(1)	Classification. Class 12 consists of Securities Claims.

(2)	Treatment. Notwithstanding anything to the contrary contained in this Plan, all Holders of any Class 12 Claim will not receive or retain any property of the Debtors under the Plan on account of such Claim and all Securities Claims will be cancelled as of the Effective Date.

(3)	Voting. Class 12 is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 12 Claims are conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.

3.13 Class 13 – Non-Debtor Intercompany Claims.

(1)	Classification. Class 13 consists of Non-Debtor Intercompany Claims.

(2)	Treatment. The treatment of each Allowed Class 13 Claim will be disclosed prior to the commencement of the hearing for approval of the Disclosure Statement. Each Allowed Class 13 Claim will be treated in one of the following ways, subject to the consent of the Ad Hoc Consortium and Creditors’ Committee,: (a) The Holder of such Class 13 Claim will not receive or retain any property of the Debtors under the Plan on account of such Claim and such Non-Debtor Intercompany Claim will be cancelled as of the Effective Date, or (b) Such Class 13 Claim will be left Unimpaired pursuant to the Plan.

(3)	Voting. For each Allowed Class 13 Claims that is treated under option (a) above, such Class 13 Claim is and will receive no Distribution under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of such Allowed Class 13 Claims will be conclusively deemed to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan. For each Allowed Class 13 Claims that is treated under option (b) above, such Class 13 Claim is Unimpaired and the Holder of Allowed Class 13 Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore under option (b), Holders of such Allowed Class 13 Claims are not entitled to vote to accept or reject this Plan.

3.14 Special Provision Governing Unimpaired Claims. Except as otherwise provided in this Plan, nothing under this Plan is intended to or shall affect the Debtors’, the Reorganized Debtors’ or the Claim Trustee’s rights and defenses in respect of any Claim that is Unimpaired under this Plan, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against such Unimpaired Claims.

3.15 Preservation of Subordination Rights. Nothing contained in this Plan shall be deemed to modify, impair, terminate or otherwise affect in any way the rights of any Entity under section 510(a) of the Bankruptcy Code, and all such rights are expressly preserved under this Plan. The treatment set forth in this Article III and the Distributions to the various Classes of Claims hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reasons of any claimed subordination rights or otherwise. All such rights and any agreements relating thereto shall remain in full force and effect, except as otherwise expressly compromised and settled pursuant to the Plan.

Distributions shall be subject to and modified by any Final Order directing Distributions other than as provided in the Plan. Except respecting the FRN Claims, the right of the Debtors or any other Entity to seek subordination of any Claim pursuant to section 510 of the Bankruptcy Code is fully reserved except as set forth in Section 11.3 and 11.4 below, and the treatment afforded any Claim that becomes a subordinated Claim at any time shall be modified to reflect such subordination. Except respecting the FRN Claims, unless the Confirmation Order provides otherwise, no Distribution shall be made to the Holder of a subordinated Claim on account of such claim until the rights or the Holders of Claims senior to such Claim have been satisfied.

Unless the Confirmation Order provides otherwise, no Distribution shall be made to the Indenture Trustee for the Exchangeable Debentures or to Holders of Exchangeable Debentures Claims until the rights of the Holders of Senior Notes Claims have been satisfied; provided, however, that, on the Effective Date, any Distribution attributable to the Holders of Exchangeable Debentures Claims shall be held in escrow with an agent and on terms reasonably acceptable to each of the Company, the Indenture Trustee for the Exchangeable Debentures, and the Indenture Trustee for the Senior Notes, and such escrow shall be maintained pending entry of a final and non-appealable order directing the release from the escrow of the Distribution attributable to the Holders of Exchangeable Debentures Claims.

ARTICLE IV.

TREATMENT OF UNCLASSIFIED CLAIMS

4.1 Generally. Pursuant to section 1123(a)(l) of the Bankruptcy Code, Administrative Expense Claims (including Claims for Professional Compensation) and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under this Plan. Holders of such Claims are not entitled to vote on this Plan. All such Claims are instead treated separately in accordance with this Article IV and in accordance with the requirements set forth in section 1129(a)(9)(A) of the Bankruptcy Code.

4.2 Unclassified Claims.

(1)	Administrative Expense Claims.

(a)	General.

Effective of October 1, 2009, the Debtors shall not pay any Administrative Expense Claim in excess of $100,000 other than any Administrative Expense Claims for Professional Compensation, liabilities incurred by any of the Debtors in the ordinary course of the conduct of its business, the Ad Hoc Consortium’s professionals, compensation or expenses to the Indenture Trustee or Indenture Trustees’ professionals, without the prior consent of the Ad Hoc Consortium and the Creditors’ Committee. Subject to the Bar Date provisions and additional requirements for Professionals and certain other entities, set forth in Section 4.2(1)(c) hereof, Reorganized Debtors shall pay to each Holder of an Allowed Administrative Expense Claim, on account of its Administrative Expense Claim and in full satisfaction thereof, Cash equal to the Allowed amount of such Administrative Expense Claim on the Effective Date (or as soon as practicable thereafter), unless the Holder and Reorganized Debtors agree in writing to other treatment of such Claim. Payment on an Administrative Expense Claim that arose in the ordinary course of the Debtors’ business will not be made until such payment would have become due in the ordinary course of the Debtors’ business or under the terms of the legal obligation giving rise to the Claim in the absence of the Chapter 11 Cases.

(b)	Payment Of Statutory Fees.

On or before the Effective Date, all fees then payable pursuant to 28 U.S.C. § 1930 shall be paid in full in Cash.

(c)	Bar Date for Administrative Expense Claims.

(i)	General Provisions.

Except for Administrative Expense Claims of Professionals for Professional Compensation, which are addressed in Section 4.2(1)(c)(ii) below, and 503(b)(9) Claims, which are addressed in Section 4.2(1)(c)(v) below, and except as otherwise provided below for (A) non-tax liabilities incurred in the ordinary course of business by each Debtor and (B) Postpetition Tax Claims, requests for payment of Administrative Expense Claims must be Filed and served on counsel for the Reorganized Debtors no later than (x) the Administrative Expense Claim Bar Date, or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the expiration of the Administrative Expense Claim Bar Date. Holders of Administrative Expense Claims (including the Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against any of the Debtors or the Reorganized Debtors or any of their respective properties.

(ii)	Professionals.

(A) Entities requesting Professional Compensation pursuant to any of sections 327, 328, 330, 331, 363, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Confirmation Date shall File and serve on the Debtors, or the Reorganized Debtors, as applicable, the Fee Auditor, the United States Trustee, and any other party entitled to receive a copy of such application pursuant to rule or Order of the Bankruptcy Court, an application for final allowance of compensation and reimbursement of expenses on or before sixty (60) days after the Effective Date.

(B) Objections to applications of Professionals or other Entities for Professional Compensation must be Filed and served on the Debtors or Reorganized Debtors, as applicable, the Fee Auditor, the United States Trustee, and the Professionals (or other Entities) to whose application the objections are addressed on or before the later of (i) thirty (30) days after such application is Filed with the Bankruptcy Court, (ii) ninety (90) days after the Effective Date, or (iii) such later date as the Bankruptcy Court shall order upon application or upon agreement between the Reorganized Debtors and the affected professional (or other Entity).

(C) The Fee Auditor shall continue to act in its appointed capacity until all final applications for Professional Compensation have been ruled on by the Bankruptcy Court, and the Debtors and Reorganized Debtors, as the case may be, shall be responsible to pay the fees and expenses incurred by the Fee Auditor in rendering services prior to and after the Effective Date.

(iii)	Ad Hoc Consortium Professionals, Indenture Trustees and Indenture Trustees’ Professionals.

The Ad Hoc Consortium’s professionals, the Indenture Trustees, and the Indenture Trustees’ professionals may seek payment of their reasonable fees and/or expenses incurred on or before the Effective Date, to the extent unpaid as of the Effective Date, by delivering copies to the Reorganized Debtors of invoices, statements, receipts or other documents evidencing, in reasonable detail, such fees and/or expenses. The Reorganized Debtors shall have thirty (30) days from receipt of such invoices, statements, receipts or other documents to send written notice to the requesting Entity that they object to the payment thereof in full or in part, and describing the portion objected to, if less than all. In the event the Reorganized Debtors give notice of objection hereunder, the disputed portion of such fees and/or expenses shall not be required to be paid to such requesting Entity until such objection is withdrawn or the Bankruptcy Court resolves the dispute by Final Order following notice and hearing. To the extent the objecting party and such requesting Entity are unable to resolve any objection to the disputed fees and expenses within thirty (30) days after the date on which the objecting party delivered its notice of objection to the requesting Entity, the objecting party shall be required to immediately File its objection with the Bankruptcy Court. The requesting Entity may file a motion seeking payment of any disputed amounts at any time after receiving written notice of a dispute from the Reorganized Debtors. If no written objection to such fees and/or expenses is timely sent to the requesting Entity, then the Reorganized Debtors will promptly pay the amounts requested.

The Ad Hoc Consortium’s professionals shall be entitled to assert a Claim for reasonable services rendered and expenses incurred in connection with the consummation of the Plan. In the event an appeal is pending from the Confirmation Order as of the Effective Date, the Ad Hoc Consortium’s professionals shall be entitled to compensation and reimbursement of expenses for services related to such appeal. The Ad Hoc Consortium Professionals may also recover their reasonable fees and expenses incurred in litigating any disputed fees and/or expenses.

(iv)	Ordinary Course Liabilities.

Holders of Administrative Expense Claims (other than Postpetition Tax Claims) based on liabilities incurred in the ordinary course of the Debtors’ business within 60 days prior to the Effective Date shall not be required to File any request for payment of such Claims. Such Administrative Expense Claims shall be assumed and paid by the Reorganized Debtors, as appropriate, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Expense Claim, without any further action by the Holders of such Claims; provided, however, that, notwithstanding the foregoing, the Reorganized Debtors reserve the right to dispute through any means permitted at law, equity and/or contract any Administrative Expense Claims based on liabilities incurred after the Petition Date in the ordinary course of the Debtors’ business that the Reorganized Debtors believe are incorrect, invalid or otherwise objectionable.

(v)	Postpetition Tax Claims.

All requests for payment of Postpetition Tax Claims, for which no Bar Date has otherwise been previously established, must be Filed on or before the later of (i) sixty

(60) days following the Effective Date; and (ii) one hundred and twenty (120) days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Postpetition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable Bar Date shall be forever barred from asserting any such Postpetition Tax Claim against any of the Debtors or Reorganized Debtors, or any of their respective Assets, whether any such Postpetition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date.

(vi)	503(b)(9) Claims.

In accordance with the Bar Date Order, all proofs of claim or requests for payment of 503(b)(9) Claims were required to be Filed on or before September 4, 2009. Pursuant to the Bar Date Order, any Holder of a 503(b)(9) Claims that failed to File such a Claim by September 4, 2009, shall be forever barred from asserting any 503(b)(9) Claim against any of the Debtors or Reorganized Debtors, or any of their respective Assets.

(2)	Treatment of Priority Tax Claims.

At the election of the Debtors, each Holder of an Allowed Priority Tax Claim will receive in full satisfaction of such Allowed Priority Tax Claim (a) payments in Cash, in regular installments over a period ending not later than five (5) years after the Petition Date, of a total value, as of the Effective Date, equal to the Allowed amount of such Claim; (b) a lesser amount in one Cash payment as may be agreed upon in writing by such Holder; or (c) such other treatment as may be agreed upon in writing by such holder, provided that, such agreed upon treatment may not provide such Holder with a return having a present value as of the Effective Date that is greater than the amount of such Holder’s Allowed Priority Tax Claim or that is less favorable than the treatment provided to the most favored nonpriority Unsecured Claims under the Plan. A Secured Claim which would otherwise meet the description of an Allowed Priority Tax Claim, but for the secured status of that Claim, shall be deemed to be a Priority Tax Claim for purposes of this Plan and receive the treatment set forth in the preceding sentence. The Confirmation Order shall enjoin any Holder of an Allowed Priority Tax Claim from commencing or continuing any action or proceeding against any responsible person, officer or director of the Debtors or the Reorganized Debtors that might be liable to such Holder for payment of a Priority Tax Claim so long as the Debtors or Reorganized Debtors, as the case may be, are in compliance with this Section as to such Allowed Priority Tax Claim. So long as the Holder of an Allowed Priority Tax Claim is enjoined from commencing or continuing any action or proceeding against any responsible person, officer or director under this Section or pursuant to the Confirmation Order, the statute of limitations for commencing or continuing any such action or proceeding shall be tolled. In accordance with section 1124 of the Bankruptcy Code, this Plan leaves unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1 Assumption and Cure of Executory Contracts and Unexpired Leases. On or before the date that is the fifth day before the Voting Deadline, the Debtors will File the Contract/Lease Schedule, provided that the Debtors reserve the right to amend the Contract/Lease Schedule at any time up to three (3) days before the Confirmation Hearing to delete any executory contract or unexpired lease contained therein, or, with the consent of the affected counterparty, to add any executory contract or unexpired lease to the Contract/Lease Schedule. The Debtors will provide notice of any amendments to the Contract/Lease Schedule to the parties to the executory contracts and unexpired leases added or removed and the Creditors’ Committee and Ad Hoc Consortium. The Contract/Lease Schedule shall include a designation of the monetary cure amount the Debtors believe is owed with respect to each executory contract or unexpired lease set forth in the schedule. Except as provided elsewhere in this Plan, any non-Debtor party to an executory contract or unexpired lease shall File and serve its objection thereto in writing on or before [            ], 2009, at 4:00 p.m. (Eastern Time). The failure of any non-Debtor party to an executory contract or unexpired lease to File and serve an objection to the cure amount listed on the Contract/Lease Schedule for such contract or lease, or an objection to the assumption of the contract or lease, by the deadline therefor shall be deemed consent to the assumption of the contract or lease and to such cure amount. On the Effective Date, in addition to all executory contracts and unexpired leases that have been previously assumed by the Debtors by Order of the Bankruptcy Court, each of the executory contracts and unexpired leases of the Debtors that are identified in the Contract/Lease Schedule, shall be deemed assumed in accordance with the provision and requirements of sections 365 and 1123 of the Bankruptcy Code.

5.2 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases. The monetary cure amounts owed under each executory contract and unexpired lease to be assumed pursuant to the Plan, as set forth in the Contract/Lease Schedule, or as otherwise established by the Bankruptcy Court at the Confirmation Hearing, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the later of (i) the Effective Date (or as soon as practicable thereafter), (ii) as due in the ordinary course of business or (iii) on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or assigned, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made on the later of: (A) the applicable date set forth in clause (i), (ii), or (iii), above, and (B) fifteen (15) days following the entry of a Final Order resolving the dispute and approving the assumption.

5.3 Consent Rights.

(1)	Prior to the assumption of any executory contract or unexpired lease by the Debtors, for which a motion seeking such assumption was not pending as of October 1, 2009, and that requires the Reorganized Debtors to pay in excess of $1 million during the year after assumption of such contract or lease, or an aggregate amount of $3 million thereunder, the Debtors must obtain the prior consents of the Ad Hoc Consortium and Creditors’ Committee to such assumption.

(2)	Prior to the payment of any monetary cure amounts under executory contracts or unexpired leases to be assumed, for which a motion seeking such assumption was not pending as of October 1, 2009, that exceed (i) $750,000 for any individual executory contract or unexpired lease, or (ii) $3 million in the aggregate for all executory contracts and unexpired leases, for which the Debtors File a motion to assume after October 1, 2009, the Debtors must obtain the prior consents of the Ad Hoc Consortium and Creditors’ Committee.

5.4 Effect of Assumption and/or Assignment. Each executory contract and unexpired lease assumed and/or assigned pursuant to this Article V (or pursuant to other Bankruptcy Court Order) shall remain in full force and effect and be fully enforceable by the applicable Reorganized Debtor(s) in accordance with its terms, except as modified by the provisions of the Plan, or any Order of the Bankruptcy Court authorizing and providing for its assumption. To the extent applicable, all executory contracts or unexpired leases of the Reorganized Debtors assumed pursuant to Section 5.1 shall be deemed modified such that the transactions contemplated by the Plan shall not be a “change of control,” however such term may be defined in the relevant executory contract or unexpired lease, and any required consent under any such contract or lease shall be deemed satisfied by the confirmation of the Plan.

5.5 Rejection of Executory Contracts and Unexpired Leases. All executory contracts or unexpired leases of the Reorganized Debtors not set forth on the Contract/Lease Schedule (or not previously assumed by the Debtors by Order of the Bankruptcy Court or the subject of a motion to assume Filed prior to the commencement of the Confirmation Hearing) that were not previously rejected will be deemed rejected as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code. The Debtors may not enter into any new employment agreements without the prior consents of the Ad Hoc Consortium and the Creditors’ Committee.

5.6 Employment Agreements and Other Benefits.

(1)

Employment Agreements. Except as otherwise provided in this Plan, to the extent the Debtors had employment agreements with certain of their employees as of the Petition Date, the Debtors will disclose in the Contract/Lease Schedule whether they intend to assume or reject such contracts. Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall maintain all of their existing rights, including any rights that they may have to amend, modify, or terminate, the employment agreements assumed pursuant to this Article, subject to the existing contractual rights, if any, of the directors, officers or employees affected thereby.

(2)	Compensation and Benefit Programs. All employment and severance agreements and policies and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, officers and directors in effect as of the Confirmation Date (including all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, and life, accidental death and dismemberment insurance plans) shall, to the extent listed on the Contract/Lease Schedule, be treated as executory contracts under the Plan, and on the Effective Date will be deemed assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; and the Debtors’ and Reorganized Debtors’ obligations under such programs to such Entities shall survive confirmation of the Plan, provided that any and all such agreements, policies, plans, or programs of the Debtors entitling their employees, officers or directors to acquire Old Spansion Interests or Other Old Equity Rights in the form of stock options, restricted stock units or any other form of equity-based compensation of any kind, will be deemed rejected and cancelled.

(3)	Workers’ Compensation Programs. As of the Effective Date, the Reorganized Debtors shall continue to honor all of the obligations of the Debtors to insurers, including those incurred on or prior to the Effective Date, under: (i) all applicable workers’ compensation laws; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. Notwithstanding anything to the contrary in the Plan, nothing in the Plan or the Confirmation Order shall (i) limit, diminish, or otherwise alter or impair the Debtors’, Reorganized Debtors’ and/or insurers’ defenses, claims, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and/or plans; or (ii) preclude or limit, in any way, the rights of the Debtors, Reorganized Debtors and/or insurers to contest and/or litigate with any party the existence, primacy and/or scope of available coverage under any alleged applicable policy, provided further that nothing herein shall be deemed to impose any obligations on the Debtors, Reorganized Debtors or insurers beyond what is provided for in the applicable laws, policies and/or related insurance agreements.

5.7 Insurance Policies.

(1)

Notwithstanding anything to the contrary in the Plan, nothing in the Plan or any of the Plan documents (including any other provision that purports to be preemptory or supervening), shall in any way operate to or have the effect of impairing the legal, equitable or contractual rights of any of (i) the Debtors’ insurers, or (ii) any of the Holders of any Claims with respect to such Holders’ rights, if any, to recover under applicable insurance policies providing coverage for such Claims (including any amounts recoverable within any policy deductible and provided that any recovery under any insurance policy is not in duplication of any Distribution such Holder may receive under this Plan). The rights, obligations and liabilities of insurers and the Debtors shall be determined under the subject insurance policies and related agreements. All insurance policies and related agreements entered into or issued prior to the Effective Date shall continue after the Effective Date unaltered by the Plan or the Confirmation Order. The terms, conditions, limitations, exclusions and coverages, and the Debtors’ rights, obligations and liabilities under their insurance policies and related agreements shall remain unmodified, including any duty of the Debtors to defend, at their own expense, against claims asserted under their insurance policies; provided, however, that the rights, obligations and liabilities of the Debtors, whether now existing or hereafter arising, shall be the rights, obligations and liabilities of the Reorganized Debtors and shall be fully enforceable by and against the Reorganized Debtors.

(2)	Nothing in the Plan, including the injunction and release provisions of Sections 11.3 and 11.4 of the Plan, or in the Confirmation Order shall preclude the Debtors or any insurer from asserting in any proceeding any and all claims, defenses, rights or causes of action that it has or may have under or in connection with any insurance policy or any insurance settlement agreement, including the rights of the insurers to contest and/or litigate with any party, including the Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable insurance policy.

(3)	All of the Debtors’ rights, obligations and liabilities arising under any insurance policies and any agreements, documents and instruments relating thereto shall be deemed transferred to and fully enforceable by and against the Reorganized Debtors on the Effective Date.

5.8 Rejection Damages Claims Bar Date; Approval of Rejection.

(1)	The Holder of any Claim arising from the rejection of an executory contract or unexpired lease must File a proof of Claim within the earlier of (a) thirty (30) days following entry of an Order by the Bankruptcy Court authorizing rejection of the applicable contract or lease and (b) thirty (30) days after the Confirmation Date.

(2)	Entry of the Confirmation Order by the Bankruptcy Court shall, subject to the occurrence of the Effective Date, constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

ARTICLE VI.

MEANS FOR IMPLEMENTATION OF PLAN

6.1 Continued Corporate Existence and Vesting of Assets in Reorganized Debtors.

(1)	Subject to the other provisions of this Plan, after the Effective Date, each Reorganized Debtor shall continue to exist in accordance with the law in the jurisdiction in which it is incorporated or organized and pursuant to its certificate of incorporation and bylaws or other applicable organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other applicable organizational documents are amended or restated under the Plan and as provided in the New Governing Documents. Spansion Inc., on or after the Effective Dates and shall operate under its New Governing Documents.

(2)	On and after the Effective Date, all Assets of the Estates, including all Claims, rights and Causes of Action and any assets acquired by any Debtor or Reorganized Debtor under or in connection with the Plan (including Retained Actions, but excluding Assets that have been abandoned pursuant to an Order of the Bankruptcy Court), shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests, except as specifically set forth in the Plan. On and after the Effective Date, each Reorganized Debtor may operate its business, may use, acquire and dispose of property, may retain, compensate and pay any professionals or advisors, and compromise or settle any Claims or Interests without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order.

(3)	There are certain Non-Debtor Affiliates of the Debtors that are not Debtors in the Chapter 11 Cases. The continued existence, operation and ownership of such Non-Debtor Affiliates are a material component of the Debtors’ businesses. All of the Interests and other property interests in such Non-Debtor Affiliates held by any Debtor on the Petition Date (other than Non-Debtor Affiliates owned by other Non-Debtor Affiliates) shall vest in the applicable Reorganized Debtor or its successor on the Effective Date free and clear of all Claims, Liens, charges, other encumbrances, and interests, except as specifically set forth in the Plan.

6.2 Sources of Cash for Distribution. All Cash necessary for the Debtors or Reorganized Debtors to make payments required by this Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors, the Exit Financing Facility, and other Cash available to the Debtors or Reorganized Debtors, as applicable. Except as provided in Article VIII, Cash payments to be made pursuant to the Plan shall be made by the Debtors and the Reorganized Debtors, as applicable, provided that, subject to the terms of the New Senior Notes Documents, the New Convertible Notes Documents and the documents related to the Exit Financing Facility, the Debtors and the Reorganized Debtors, as applicable, shall be entitled to transfer funds between and among themselves as may be necessary or appropriate to enable any of the Debtors or the Reorganized Debtors, as applicable, to satisfy its or their obligations under the Plan.

6.3 Corporate and Limited Liability Company Action. Each of the matters provided for under this Plan involving the corporate or limited liability company structure of any Debtor or Reorganized Debtor or any corporate or limited liability company action to be taken by or required of any Debtor or Reorganized Debtor, including the adoption of the New Governing Documents of each of the Reorganized Debtors as provided for in Section 7.1 of this Plan, the initial selection of directors and officers for the Reorganized Debtors, the Distribution of Cash pursuant to the Plan, the issuance and sale of New Spansion Common Stock, the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, and other matters involving the corporate or organizational structure of any Debtor or Reorganized Debtor or corporate or organizational action to be taken by or required of any Debtor or Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent authorized pursuant to the Plan or taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, members, Creditors, directors, or managers of any of the Debtors or the Reorganized Debtors.

6.4 Effectuating Documents; Further Transactions. Each of the Debtors and Reorganized Debtors, as applicable, and any of their respective officers and designees, is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents (including any documents relating to the Exit Financing Facility), provided that such documents are in form and substance satisfactory to the Ad Hoc Consortium and Creditors’ Committee, and take such actions or seek such orders, judgments, injunctions and rulings as the Debtors or Reorganized Debtors deem necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, or any notes or securities issued pursuant to this Plan, or to otherwise comply with applicable law.

6.5 Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146 of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ Assets will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

6.6 Retained Actions. Except as set forth in this Section, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may exclusively enforce any Retained Actions subject only to any express waiver or release thereof in the Plan or in any other contract, instrument, release, indenture or other agreement entered into, in connection with the Plan, provided that the Ad Hoc Consortium and Creditors’ Committee shall each consent to any waiver or release of any Retained Action by the Debtors entered into after October 1, 2009. The Confirmation Order’s approval of the Plan shall be deemed a res judicata determination of such rights to retain and exclusively enforce such Causes of Action, and none of such Retained Actions is deemed waived, released or determined by virtue of the entry of the Confirmation Order or the occurrence of the Effective Date, notwithstanding that the specific Claims and Retained Actions are not identified or described in more detail than as contained in this Plan or in the Disclosure Statement. All Retained Actions may be asserted or prosecuted before or after solicitation of votes on the Plan and before or after the Effective Date.

Absent an express waiver or release as referenced above, nothing in the Plan shall (or is intended to) prevent, estop or be deemed to preclude the Reorganized Debtors from utilizing, pursuing, prosecuting or otherwise acting upon all or any of their Retained Actions and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Retained Actions upon or after Confirmation, the Effective Date or the consummation of the Plan. By example only, and without limiting the foregoing, the utilization or assertion of a Retained Action, or the initiation of any proceeding with respect thereto against an Entity, by the Reorganized Debtors or any successor to or assign of them, shall not be barred (whether by estoppel, collateral estoppel, res judicata or otherwise) as a result of (a) the solicitation of a vote on the Plan from such Entity or such Entity’s predecessor in interest; (b) the Claim, Interest or Administrative Expense Claim of such Entity or such Entity’s predecessor in interest having been listed in a Debtor’s Schedules, List of Holders of Interests, or in the Plan, Disclosure Statement or any exhibit thereto; (c) prior objection to or allowance of a Claim or, Interest of the Entity or such Entity’s predecessor in interest; or (d) Confirmation of the Plan.

Notwithstanding any allowance of a Claim, the Reorganized Debtors reserve the right to seek, among other things, to have such Claim Disallowed if any Reorganized Debtor, at the appropriate time, determines that it has a defense under section 502(d) of the Bankruptcy Code, e.g., the Reorganized Debtor holds an Avoidance Action against the Holder of such Claim and such Holder after demand refuses to pay the amount due in respect thereto.

6.7 Employee Claims. Except as provided in the Final Order (I) Authorizing the Debtors to (A) Pay Certain Prepetition (1) Wages, Salaries, and Other Compensation; (2) Employee Medical, Retirement and Similar Benefits; (3) Withholdings and Deductions; and (4) Reimbursable Employee Expenses; (B) Continue to Provide Employee Benefits in the Ordinary Course of Business; and (C) Pay All Related Costs and Expenses; and (II) Authorizing and Directing Banks and Other Financial Institutions to Receive, Process,

Honor and Pay All Checks Presented for Payment and All Funds Transfer Requests Relating to the Foregoing, entered by the Bankruptcy Court on March 23, 2009 [D.I. 143], each Debtor’s employees shall have a Priority Claim for unpaid wages, benefits and other entitlements to the extent permitted by section 507(a)(3) of the Bankruptcy Code, which, if allowed, will be either (i) paid in full, or (ii) Reinstated. To the extent that any employee’s Claim exceeds the amount prescribed by section 507(a)(3) of the Bankruptcy Code, the employee shall receive a General Unsecured Claim for the excess amount. Notwithstanding the foregoing, any employee who continues to be an employee in good standing with the Reorganized Debtors after the Effective Date shall be entitled to take (in the form of vacation days and not in Cash) all unused and unpaid vacation time accrued prior to the Petition Date or while the Chapter 11 Cases are pending on such terms as will be prescribed by the Reorganized Debtors.

6.8 Executory Contracts and Unexpired Leases Entered Into, and Other Obligations Incurred After, the Petition Date. All executory contracts and unexpired leases (a) assumed by the Debtors after the Petition Date or (b) entered into, and other obligations incurred, after the Petition Date by the Debtors, shall survive and remain unaffected by the entry of the Confirmation Order or the occurrence of the Effective Date under, and the effectiveness of, the Plan.

6.9 Operations Between Confirmation Date and the Effective Date. During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to operate their businesses as debtors in possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules and all Orders of the Bankruptcy Court that are then in full force and effect.

ARTICLE VII.

PROVISIONS REGARDING CORPORATE GOVERNANCE OF

REORGANIZED DEBTORS

7.1 New Governing Documents. The New Governing Documents of each of the Reorganized Debtors shall be adopted as may be required in order to be consistent with the provisions of this Plan and the Bankruptcy Code. The New Governing Documents of the Reorganized Debtors shall, as applicable and among other things, (a) authorize the issuance of New Spansion Common Stock in amounts not less than the amounts necessary to permit the Distributions thereof required or contemplated by the Plan and (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non voting equity securities and (ii) to the extent necessary, a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. Forms of the New Governing Documents of the Debtors will be contained in the Plan Supplement.

7.2 Directors and Officers of Reorganized Debtors. The initial board of directors of Reorganized Spansion Inc. (the “Initial Board”) shall consist of nine (9) persons. The

Ad Hoc Consortium shall be entitled to designate three (3) directors, the Creditors’ Committee shall be entitled to designate four (4) members, and the Ad Hoc Consortium and Creditors’ Committee, together, shall be permitted to jointly designate the remaining two (2) directors, one of which will be the chief executive officer of Reorganized Spansion Inc. No employee, officer, or director (other than an independent, outside director) of any member of the Ad Hoc Consortium or the Creditors’ Committee shall be designated to the Initial Board, provided that the Debtors or Reorganized Debtors shall be entitled to challenge, by notice and hearing before the Bankruptcy Court the appointment of any independent, outside director for cause, including conflicts of interest with the Debtors or Reorganized Debtors. The New Governing Documents of Reorganized Spansion Inc. shall provide that none of the Persons appointed to the Initial Board shall be subject to removal (other than for cause) or be required to be re-elected for at least twelve (12) months after the Effective Date. The identity of the Persons selected for the Initial Board will be included in the Plan Supplement. The Initial Board shall choose the members of the Boards of Directors of each of the other Reorganized Debtors on the Effective Date or as soon as practicable thereafter. Each of the Persons on the Initial Boards of Directors and each of the initial officers of the respective Reorganized Debtors shall serve in accordance with the New Governing Documents of each of the respective Reorganized Debtors, as the same may be amended from time to time.

7.3 New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs. Reorganized Spansion Inc. shall reserve 9,714,291 shares of New Spansion Common Stock for issuance under an equity incentive plan for employees, management and the directors of Reorganized Spansion Inc. and the other Reorganized Debtors, provided, however, that grants of no more than 3,749,375 shares of New Spansion Common Stock may be issued for an exercise, conversion or purchase price below (i) in the 90 days following the effective date, the greater of (A) the value per share of New Spansion Common Stock issued under the Plan or (B) the fair market value per share of New Spansion Common Stock at the time of issuance and (ii) thereafter, the fair market value per share of New Spansion Common Stock at the time of grant. The exact terms of and distribution under the equity incentive plan will be determined by Reorganized Spansion Inc.’s Initial Board within 90 days after the effective date of the Plan.

7.4 Authorization and Issuance of New Equity; Securities Laws. The issuance of securities pursuant to the Plan shall be made pursuant to section 1145 of the Bankruptcy Code and, except with respect to securities held by any entity that is an “underwriter” as that term is defined in section 1145(b) of the Bankruptcy Code, shall be (A) validly issued, fully paid and nonassessable, and (B) freely tradable. The entry of the Confirmation Order shall be (1) a final determination of the Bankruptcy Court that the securities authorized, issued or Distributed pursuant to this Plan shall be freely tradable securities and (2) deemed to incorporate the provisions of this Article VII as mixed findings of fact and conclusions of law. Section 5 of the Securities Act and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer or underwriter or broker or dealer in, a security, do not apply to the offer or sale of any New Equity in accordance with the Plan.

7.5 Holdback from Common Stock Distribution. The Reorganized Debtors shall be authorized, without further act or action by the Initial Board and without further act or action under applicable law, regulation, order, or rule to hold back from the issuance of the authorized shares of New Spansion Common Stock, that number of shares of New Spansion Common Stock required for issuance to the Holders of Allowed Claims as and when required under the Plan as well as that number of shares necessary for the employee and management incentive programs described in Section 7.3. The Initial Board may reduce the number of shares of New Spansion Common Stock so held at any time as it deems appropriate to the extent it determines in good faith that such holdback is in excess of the number of shares needed to satisfy the foregoing requirements.

7.6 Listing of New Spansion Common Stock. Reorganized Spansion Inc. shall use good faith efforts to list the New Spansion Common Stock on a national securities exchange or over-the-counter trading market within 90 days of the Effective Date. Except as set forth in the New Senior Notes Documents and the New Convertible Notes Documents, Reorganized Spansion Inc. shall have no liability if it is unable to list the New Spansion Common Stock as described above. Entities receiving Distributions of New Spansion Common Stock, by accepting such Distributions, shall have agreed to cooperate with the Reorganized Debtors’ reasonable requests to assist Reorganized Spansion Inc. in its efforts to list the New Spansion Common Stock on a securities exchange or over-the-counter trading market to the extent necessary, provided that such cooperation shall not require them to incur more than immaterial expense.

7.7 Old Spansion Interests. On the Effective Date, all Old Spansion Interests and all Other Old Equity Rights will be cancelled.

ARTICLE VIII.

VOTING AND DISTRIBUTIONS

8.1 Voting of Claims. Only Claims in the Voting Classes are entitled to vote to accept or reject the Plan. Claims in other impaired Classes are deemed to have accepted or rejected the Plan, as applicable, in accordance with sections 1126(f) and 1126(g) of the Bankruptcy Code. A Claim in a Voting Class must be an Allowed Claim or “allowed” for purposes of voting in order for the Holder of such Claim to have the right to vote on the Plan. If an objection to a Claim is Filed, the Holder of such Claim cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection, or orders that the Claim to be Allowed for voting purposes. Pursuant to the treatment for the FRN Claims specified in Section 3.3, all FRN Claims are deemed Allowed for voting purposes.

8.2 Distributions of Cash on Account of Claims Allowed as of the Effective Date. Except as otherwise provided in this Article VIII, Distributions of Cash to be made on the Effective Date to Holders of Claims that are Allowed as of the Effective Date will be made on the Effective Date or as promptly thereafter as practicable, but in no event later than: (i) 30 days after the Effective Date, or (ii) 30 days after such later date when the applicable conditions of Section 5.2 (regarding cure payments for executory contracts and unexpired leases being assumed) and Section 8.7 (regarding undeliverable Distributions) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section 9.5.

8.3 Disbursing Agent. Except as otherwise provided in this Article VIII, the Reorganized Debtors, or such Disbursing Agents as the Reorganized Debtors may employ in their sole discretion, will make all Distributions of Cash, New Spansion Common Stock, the New Senior Notes, the New Convertible Notes and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other Entities to assist in or make the Distributions required by the Plan. Each Disbursing Agent, including, for these purposes, any Indenture Trustee providing services related to Distributions pursuant to the Plan, will receive from the Reorganized Debtors reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services without Bankruptcy Court approval. These payments will be made on terms agreed to with the Reorganized Debtors and will not be deducted from Distributions to be made pursuant to the Plan to Holders of Allowed Claims receiving Distributions from a Disbursing Agent. Any Indenture Trustee shall receive an Administrative Claim in an amount equal to the Indenture Trustee’s reasonable fees and expenses related to such Distributions. To the extent such Administrative Claim is not paid to the Indenture Trustee (or escrowed pending the resolution of any dispute), the Indenture Trustee shall retain its charging lien on Distributions to Holders of the Claims to which it paid Distributions to the fullest extent permitted under the applicable indentures or credit agreements.

8.4 Distributions of Cash. Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Reorganized Debtor or by wire transfer from a domestic bank; provided that Cash payments to foreign Holders of Allowed Claims may be made, at the option of the applicable Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction or in U.S. currency utilizing the exchange rate on or about the time of distribution.

8.5 No Interest on Claims or Interests. Unless otherwise specifically provided for or contemplated elsewhere in the Plan or Confirmation Order, or required by applicable bankruptcy law to render a Claim Unimpaired or otherwise, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim, other than Other Secured Claims to the extent required by the applicable documents giving rise to such Claims, provided that to the extent a Holder of an Other Secured Claim has a Deficiency Claim on account of such Other Secured Claim, interest shall not accrue on or after the Petition Date on the Other Secured Claim or the Deficiency Claim.

8.6 Delivery of Distributions. The Distribution to a Holder of an Allowed Claim shall be made by the Reorganized Debtors (a) at the address set forth on the proof of Claim Filed by such Holder, (b) at the address set forth in any written notices of address change delivered to the Reorganized Debtors after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been Filed and the

Reorganized Debtors has not received a written notice of a change of address, (d) if the Holder’s address is not listed in the Schedules, at the last known address of such Holder according to the Debtor’s books and records, or (e) in the case of Claims owed to Holders of Secured Credit Facility Claims, UBS Credit Facility Claims, FRN Claims, Senior Notes Claims, and Allowed Exchangeable Debentures Claims, to the appropriate Indenture Trustee for ultimate distribution to the Record Holders of such Claims. The Indenture Trustees shall be directed to effect any Distribution under the Plan through the most efficient method available in the Indenture Trustees’ discretion, including without limitation through the book entry transfer facilities of the Depository Trust Company pursuant to the procedures used for effecting distributions thereunder on the date of any such distribution. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Reorganized Debtors are notified of such Holder’s then-current address, at which time all missed Distributions shall be made to such Holder without interest. All Cash Distributions returned to the Reorganized Debtors and not claimed within six (6) months of return shall be irrevocably retained by the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. All Distributions of New Spansion Common Stock returned to the Debtors and not claimed within six (6) months of return, shall irrevocably revert to Reorganized Spansion Inc. and shall be retained and held as set forth in the New Governing Documents. Upon such reversion, the claim of any Holder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

8.7 Distributions to Holders as of the Record Date. All Distributions on Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business on the Record Date, the Claims register maintained by the Claims and Voting Agent shall be closed, and there shall be no further changes in the Record Holder of any Claim. The Reorganized Debtors and any Disbursing Agent shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under this Plan with the Record Holders as of the Record Date. As of the close of business on the Confirmation Date, the transfer ledgers for the Indenture Trustees shall be deemed closed and the Indenture Trustees may take whatever action is necessary to close the transfer ledgers and there shall be no further transfers or changes in the holder of record of such securities in such transfer ledgers. The Disbursing Agent and the Indenture Trustees shall have no obligation to recognize the transfer of, or sale of any participation in, any of the of Secured Credit Facility, UBS Credit Facility, FRNs, Senior Notes, and Exchangeable Debentures, or any Claim based thereon, that occurs after close of business on the Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Confirmation Date. PLEASE NOTE THAT IF YOU ACQUIRE A CLAIM FOLLOWING THE RECORD DATE, YOU WILL NOT RECEIVE A DISTRIBUTION FROM THE DEBTORS ON ACCOUNT OF THAT CLAIM. IN ADDITION, IF YOU SELL OR TRANSFER YOUR CLAIM BEFORE THE RECORD DATE, YOU WILL NOT RECEIVE A DISTRIBUTION ON ACCOUNT OF THAT CLAIM.

8.8 Indenture Trustees as Claim Holders. Consistent with Bankruptcy Rule 3003(c), the Debtors and Reorganized Debtors shall recognize the Proofs of Claim Filed by the Indenture Trustees in respect of the Claims for the Holders each represents, in the amounts as Allowed herein. Accordingly, any Claim Filed by the registered or beneficial holder of such Claims shall be Disallowed by the Confirmation Order as duplicative of the Claims of the Indenture Trustees without need for any further action or Bankruptcy Court Order.

8.9 Payments and Distributions to Holders of Disputed Claims Which Become Allowed Claims. Following the Effective Date, as soon as reasonably practicable after (i) a Disputed Claim becomes an Allowed Claim, (ii) the deadline to object to a previously Allowed Claim, other than Claims expressly allowed pursuant to this Plan or Claims covered by the definitions of “Allowed” in subsections (a) and (b) of Section 1.1(6), expires and no objection has been asserted, or (iii) a notice of non-objection is Filed with respect to an Allowed Claim as provided in clause (c)(ii) of the definition of the term “Allowed,” the Holder of such Allowed Claim shall be entitled to receive such payments and Distributions which the Holder of such an Allowed Claim would have received if its Claim were an Allowed Claim as of the Effective Date, provided that with respect to any Disputed Claim in Class 5 that becomes an Allowed Claim after the date of the initial Distribution to Class 5, the Reorganized Debtors (or the Disbursing Agent) shall make the Distribution to which such Holder is entitled within thirty (30) days after the Reorganized Debtors receive a report from the Claims Agent pursuant to Section 9.2(6) informing them that such Holder’s Claim has become an Allowed Claim. The Holder of a Disputed Class 5 Claim which becomes an Allowed Class 5 Claim shall receive its Pro Rata share of any Distributions which have been made on account of Class 5 Claims prior to the date such Disputed Claim becomes an Allowed Class 5 Claim, but only with respect to the portion of such Disputed Claim which has become an Allowed Class 5 Claim.

8.10 Distributions of Stock to Holders of Allowed Class 5 Claims. The initial Distribution to Holders of Allowed Class 5 Claims of shares of New Spansion Common Stock will be made on the Effective Date or as soon as practicable after such date. Thereafter, the Reorganized Debtors or any Disbursing Agents employed by the Reorganized Debtors shall make a supplemental Distribution to Holders of Allowed Class 5 Claims who have previously received a Distribution not less frequently than quarterly provided that there are not less than 100,000 shares (the “Minimum Shares for Distribution”) available for a Distribution as of the end of the previous calendar quarter.

8.11 Reserve for Disputed Claims. Notwithstanding any other provisions of the Plan, no payment or Distribution shall be made to the Holder on account of any Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim. At any time that a Distribution is made to Class 5 under the Plan, such Distribution shall be made to all of the Holders of Allowed Claims in Class 5, and the Pro Rata portion of such Distribution which would be distributed to the Holders of Disputed Claims in Class 5, in the event such Claims become Allowed Claims in the Face Amount of such Claims, shall be withheld by the Reorganized Debtors and allocated to a reserve for Disputed Claims pending resolution of the Disputed Claims (the “Reserve for Disputed Claims”).

To the extent that any Disputed Claim in Class 5 becomes an Allowed Class 5 Claim after a Distribution has been made with respect to Class 5, the shares of New Spansion Common Stock reserved for such Disputed Claim shall be distributed to the Holders of Allowed Class 5 Claims in a manner and on a Pro Rata basis consistent with the treatment of Allowed Claims in that Class. In the event that any Disputed Claim becomes an Allowed Claim in an amount less than the Face Amounts of such Disputed Claim, the portion of a Distribution that was allocated to the Reserve for Disputed Claims on account of the Disallowed portion of such Disputed Claim shall thereupon be available to make future Distributions to the Holders of Allowed Class 5 Claims on a Pro Rata basis.

Within thirty (30) days after their receipt of any report provided by the Claims Agent pursuant to Section 9.2(6), the Reorganized Debtors shall determine whether the number of shares of New Spansion Common Stock held in the Reserve for Disputed Claims exceeds, as of the end of the calendar quarter that is the subject of such report, the number of shares that is required to be held in the Reserve for Disputed Claims on account of Disputed Claims in Class 5 pursuant to this Section. If the Reorganized Debtors determine that the number of shares of New Spansion Common Stock held in the Reserve for Disputed Claims exceeds the number of shares required to be held in such Reserve as of the preceding calendar quarter end by at least the Minimum Shares for Distribution, the Reorganized Debtors (or the Disbursing Agent) shall distribute to Holders of Allowed Class 5 Claims on a Pro Rata basis the number of shares that are available for Distribution.

In addition, within sixty (60) days after all Disputed Claims in Class 5 have been Allowed or Disallowed and Distributions have been made to the Holders of Disputed Claims that have become Allowed Class 5 Claims, the Reorganized Debtors (or the Disbursing Agent) shall distribute any shares of New Spansion Common Stock then remaining in the Reserve for Disputed Claims to Holders of Allowed Class 5 Claims on a Pro Rata basis unless the number of shares of New Spansion Common Stock in the Reserve for Disputed Claims is less than the Minimum Shares for Distribution, in which case the shares of New Spansion Common Stock then remaining in the Reserve for Disputed Claims shall be released from the Reserve for Disputed Claims and returned to the general unreserved pool of authorized shares of Reorganized Spansion Inc.

8.12 De Minimis Distributions. The Reorganized Debtors shall have no obligation to make a Distribution to any Holder of an Allowed Claim (whether an initial Distribution or any subsequent Distribution) if the amount to be distributed to such Holder is Cash in an amount less than fifty dollars ($50.00) or is fewer than five (5) shares of New Spansion Common Stock. Any Holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than fifty ($50.00) dollars or the number of shares of New Spansion Common Stock to be distributed is fewer than five (5) shares will have its claim for such Distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any Cash not distributed pursuant to this Section will be the property of the Reorganized Debtors, free of any restrictions thereon, and any such Cash held by a Disbursing Agent will be returned to or retained by the Reorganized Debtors.

8.13 No Fractional Securities; No Fractional Dollars. Any other provision of this Plan notwithstanding, Distributions of fractional shares of New Spansion Common Stock will be rounded to the next lower integer of shares. Any other provision of this Plan notwithstanding, the Reorganized Debtors shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar is due under this Plan, the payment made shall be rounded to the nearest whole dollar (up or down), with half dollars or less being rounded down.

8.14 Surrender of Instruments. Except as set forth in Section 8.15 below and except for Holders of Secured Credit Facility Claims and UBS Credit Facility Claims, each Holder of a promissory note, bond, or other Instrument evidencing a Claim shall surrender such promissory note, bond, or instrument to the Debtors or Reorganized Debtors, as the case may be, prior to being entitled to receive any Distribution, unless this requirement is waived by the Debtors or Reorganized Debtors, as the case may be. No Distribution of Cash or other property shall be made to or on behalf of any such Holder unless and until such promissory note, bond, or Instrument is received by the Debtors or the Reorganized Debtors, as the case may be, the unavailability of such promissory note, bond, or Instrument is established to the reasonable satisfaction of the Debtors or Reorganized Debtors, as the case may be, or such requirement is waived by the Debtors or Reorganized Debtors, as the case may be. The Debtors or Reorganized Debtors, as the case may be, may require any such Holder who is unable to surrender or cause to be surrendered any such promissory note, bond, or Instrument to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including with respect to amount) reasonably satisfactory to the Debtors or Reorganized Debtors, as the case may be. Any such Holder that fails within the later of (i) one year after the Effective Date, and (ii) the date of Allowance of its Claim, (a) if possible, to surrender or cause to be surrendered such promissory note, bond or Instrument, or (b) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Debtors or Reorganized Debtors, as the case may be, shall be deemed to have forfeited all rights, claims, and causes of action against the Debtors and the Debtors or Reorganized Debtors, as the case may be, and shall not participate in any Distribution under this Plan.

8.15 Procedures for Distributions to Holders of FRN Claims, Senior Notes Claims, and Allowed Exchangeable Debentures Claims. Unless waived by the Reorganized Debtors, as a condition to receiving payments or other Distributions, Distributions to Holders of FRN Claims, Senior Notes Claims, and Allowed Exchangeable Debentures Claims shall only be made to such Holders after the surrender by each such Holder of its FRNs, Senior Notes or Exchangeable Debentures, as applicable, and/or similar or related documents representing such Claims, or in the event that such certificate or similar document is lost, stolen, mutilated or destroyed, upon the Holder’s compliance with the requirements set forth in this Plan. Any Holder that fails to: (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity, reasonably satisfactory to the Reorganized Debtors and furnish a bond in form, substance and amount reasonably satisfactory to the Reorganized Debtors within one (1) year of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under the Plan in respect of such Claims.

8.16 Allocation of Distributions between Principal and Interest. To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

8.17 Compliance with Tax Requirements. (1) The Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under this Plan shall be subject to any such withholding and reporting requirements. The Debtors or the Reorganized Debtors shall be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, each Entity receiving a distribution of Cash or New Spansion Common Stock pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other tax obligations.

8.18 Saturday, Sunday or Legal Holiday. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

ARTICLE IX.

PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS

9.1 Objections to Claims. All objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Deadline, and (a) if Filed prior to the Effective Date, such objections shall be served on the parties on the then applicable service list in the Chapter 11 Cases; and (b) if Filed after the Effective Date, such objections shall be served on the Reorganized Debtors and the United States Trustee. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

9.2 Designation of Claims Agent; Authority to Prosecute Objections.

(1)	The Creditors’ Committee shall have the right to designate a supervisory board (the “Claims Supervisory Board”) consisting of three (3) members appointed by the Creditors’ Committee.

(2)

The Claims Supervisory Board shall designate an Entity, reasonably satisfactory to the Debtors, to act as the agent for the Estates (the “Claims Agent”) in evaluating and prosecuting (i) objections to Disputed Claims in

Class 5 and (ii) Avoidance Actions to recover any alleged preferential transfers made to the Holder of any Disputed Claim in Class 5 that received payments or transfers totaling not greater than $500,000 during the applicable preference period (the “Claims Agent Avoidance Actions”), except Holders of Secured Credit Facility Claims, UBS Credit Facility Claims, FRN Claims, Other Secured Claims, Professional Compensation, or any Claims (A) that have been Allowed by a Final Order entered by the Bankruptcy Court prior to the Effective Date or (B) that are Allowed by the express terms of the Plan, provided that such exclusion from the authority of the Claims Agent is solely for such Entities in their capacity as Holders of such Claims. The identity of the Claims Agent shall be included in the Plan Supplement, which shall also include a summary of the Claims Agent’s compensation. Any increase in the Claims Agent’s compensation shall be subject to the prior written consent of the Reorganized Debtors or approval of the Bankruptcy Court after notice to the Reorganized Debtors and a hearing.

(3)

Subject to the terms and provisions of this Section 9.2, the Claims Agent shall be authorized and empowered to evaluate, make, File, prosecute, settle and abandon objections to any Disputed Claims in Class 5 and any Claims Agent Avoidance Actions. No Disputed Claim in Class 5 may be settled or deemed Allowed by the Debtors after Confirmation and prior to the Effective Date without the consent of the Ad Hoc Consortium and Creditors’ Committee, which consents shall not be unreasonably withheld. The Claims Agent shall be entitled to retain counsel and other advisors to exercise the foregoing rights and duties, which counsel and other advisors, as well as the terms of their employment, shall be reasonably satisfactory to the Reorganized Debtors or approved by Order of the Bankruptcy Court entered after notice to the Reorganized Debtors and a hearing. In connection with the approval of such retention by the Bankruptcy Court, counsel and other advisors only shall be required to certify to the Bankruptcy Court those requirements provided in section 327 of the Bankruptcy Code and such counsel and advisors shall have their reasonable fees paid by the Reorganized Debtors. On or before the Effective Date, the Debtors shall deposit $500,000 into an account designated by and held in the name of the Claims Agent (the “Claims Agent Fund”), which amounts shall be used from and after (but not before) the Effective Date by the Claims Agent to perform the duties and responsibilities set forth above. If, subsequent to the initial funding of the Claims Agent Fund, the Claims Agent determines that the amount then held in the Claims Agent Fund is insufficient for it to perform its duties hereunder, it shall notify the Reorganized Debtors, and they shall meet together in good faith to determine what, if any, additional amounts should be deposited by the Reorganized Debtors into the Claims Agent Fund. If the Claims Agent and the Reorganized Debtors are unable to reach an agreement as to the amount of additional funds, if any, that should be deposited by the Reorganized Debtors into the Claims Agent Fund, the

Claims Agent shall be entitled to File a motion with the Bankruptcy Court, on notice to the Reorganized Debtors, seeking an Order setting forth the amount, if any, of additional fund that must be deposited by the Reorganized Debtors into the Claims Agent Fund. When all Disputed Claims have either been Allowed or Disallowed, the Claims Agent shall, after payment of any of its remaining fees and expenses, transfer any funds remaining in the Claims Agent Fund to the Reorganized Debtors.

(4)	In the event that the Claims Agent resigns or otherwise terminates its service in such capacity prior to the resolution or adjudication of all Disputed Claims, the Claims Supervisory Board shall designate a successor Claims Agent (which shall be vested with all of the rights and powers set forth in this Section), which successor Claims Agent shall be reasonably acceptable to the Reorganized Debtors, or, if it fails to appoint a successor Claims Agent within thirty (30) days of such resignation or termination, the Reorganized Debtors shall be deemed to be the successor Claims Agent for all purposes. The Reorganized Debtors shall provide the Claims Agent (or any successor Claims Agent) with reasonable access to the Debtors’ books and records and personnel during normal business hours upon reasonable prior notice, and the Reorganized Debtors shall take commercially reasonable steps (so long as such steps are not unduly burdensome or costly) to cooperate with the Claims Agent in the performance of its duties hereunder.

(5)

After the Effective Date, except as provided in subsection 9.2(2) or otherwise in the Plan, only the Claims Agent shall have the authority to File, prosecute, settle, compromise, withdraw or litigate to judgment objections to Disputed Class 5 Claims or Claims Agent Avoidance Action, provided that (i) after October 1, 2009, the Debtors shall have such authority to act only with the consents of the Ad Hoc Committee and the Creditors’ Committee, and provided further that the Debtors’ authority shall terminate on the Effective Date as provided in this Section 9.2, (ii) the Claims Agent shall provide notice to the Reorganized Debtors of any Claim objection that it Files, any settlement or compromise it enters into or any agreement to withdraw an objection to a Disputed Claims in Class 5 or any Claims Agent Avoidance Action and (iii) the Claims Agent shall not be entitled to object to any Disputed Class 5 Claims (A) that have been Allowed by a Final Order entered by the Bankruptcy Court prior to the Effective Date or (B) that are Allowed by the express terms of this Plan. After the Effective Date, the Claims Agent may settle or compromise any Disputed Claim in Class 5 or Claims Agent Avoidance Action without approval of the Bankruptcy Court, provided that (a) the Claims Agent shall promptly File with the Bankruptcy Court and serve on the Reorganized Debtors and the United States Trustee a written notice of any settlement or compromise of a Disputed Class 5 Claim that would result in an Allowed Claim in excess of $100,000 or any Claims Agent Avoidance Action that would result in the non-recovery of an amount in excess of $100,000, and (b) the United States Trustee and/or the Reorganized Debtors shall be authorized to contest the proposed settlement or compromise by Filing a written objection with the Bankruptcy Court and serving such objection on the Claims Agent within 20 days of the service of the settlement notice. If no such objection is Filed, the applicable settlement or compromise shall be deemed final without further action of the Bankruptcy Court. For the avoidance of doubt, after the Effective Date, the Reorganized Debtors shall retain the authority to File, prosecute settle, compromise, withdraw or litigate to judgment all Avoidance Actions other than Claims Agent Avoidance Actions. Further, in the event the Claims Agent shall propose to abandon any Claims Agent Avoidance Action, the Claims Agent shall give prompt written notice thereof, and the right to File, prosecute settle, compromise, withdraw or litigate to judgment any such abandoned Claims Agent Avoidance Action shall thereupon vest in the Reorganized Debtors.

(6)	Any previously prosecuted objections to any Disputed Claims in Class 5 or Claims Agent Avoidance Action pending as of the Effective Date shall be deemed to have been assigned to the Claims Agent, and the Claims Agent shall have the sole and exclusive right, subject to the limitations set forth above, to continue the prosecution of such Disputed Class 5 Claim or Claims Agent Avoidance Action, abandon such Claim objections or settle or compromise the Disputed Claims in Class 5 subject to such objections or Claims Agent Avoidance Action, subject to the terms of this Section 9.2.

(7)

Within thirty (30) days following the end of each calendar quarter until all Disputed Claims in Class 5 have been Allowed or Disallowed and all Claims Agent Avoidance Actions have been settled, abandoned or prosecuted to judgment and recoveries of judgments received, the Claims Agent shall provide to the Reorganized Debtors a report setting forth in reasonable detail the status of the resolution or adjudication of objections to Disputed Claims in Class 5 and Claims Agent Avoidance Actions, which report shall set forth in reasonable detail, among other things, the aggregate Face Amount of Disputed Claims in Class 5 outstanding as of the beginning of such calendar quarter, the aggregate Face Amount of Disputed Claims in Class 5 outstanding as of the end of such calendar quarter, each Class 5 Claim that was Allowed during such calendar quarter and the amount of each such Allowed Claim, each Class 5 Claims that was Disallowed during such quarter and the amount of each such Disallowed Claim, the total amount of Claims in Class 5 that became Allowed Claims during such calendar quarter, and similar information with respect to Claims Agent Avoidance Actions, including all recoveries of Cash or Instruments on account of such actions. Within sixty (60) days after the last Disputed Claim in Class 5 has been Allowed or Disallowed, the Claims Agent shall provide to the Reorganized Debtors a final report on Disputed Claims setting forth, among other things, the amount of each

Allowed Claim in Class 5 and the date on which such Claim became an Allowed Claim. Within sixty (60) days of the last Claims Agent Avoidance Actions being resolved, the Claims Agent shall provide to the Reorganized Debtors a final report on Claims Agent Avoidance Actions.

(8)	All amounts recovered by the Claims Agent as a result of its prosecution or settlement of any Claims Agent Avoidance Action shall be promptly paid to the Reorganized Debtors, and the quarterly reports delivered by the Claims Agent shall account for all such amounts.

(9)	Except as set forth herein, notwithstanding that the Claims Agent shall have the right to File objections to Disputed Class 5 Claims, litigate and/or settle objections to Disputed Claims in Class 5 on behalf of the Debtors and their Estates, and commence, prosecute, litigate and settle any Claims Agent Avoidance Actions, nothing contained herein shall be deemed to obligate the Claims Agent to take any such actions, all of which shall be determined by the Claims Agent in its sole and absolute discretion.

(10)	Notwithstanding the foregoing, the Claims Agent shall not have any right or authority to evaluate, make, File, prosecute, settle or abandon objections to any Disputed Claims in any Class other than Class 5 or any Avoidance Actions other than Claims Agent Avoidance Actions. The Debtors or Reorganized Debtors, as applicable, shall have the sole and exclusive right and authority to evaluate, make, File, prosecute, settle or abandon objections to any and all Disputed Claims other than Claims in Class 5 and to evaluate, prosecute, litigate, settle or abandon any Avoidance Actions other than Claims Agent Avoidance Actions. From and after the Effective Date, the Reorganized Debtors shall the exclusive right to evaluate, make, File, prosecute, settle and abandon objections to any Disputed Claims in any Class other than Class 5, provided that the Reorganized Debtors shall not be entitled to object to any Claims (A) that have been Allowed by a Final Order entered by the Bankruptcy Court prior to the Effective Date or (B) that are Allowed by the express terms of this Plan. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim in any Class other than Class 5 or Avoidance Action other than Claims Agent Avoidance Actions without approval of the Bankruptcy Court, provided that (a) the Reorganized Debtor shall promptly File with the Bankruptcy Court and serve on the United States Trustee a written notice of any settlement or compromise of such Claim that results in an Allowed Claim in excess of $100,000 or a potential recovery in excess of $100,000, and (b) the United States Trustee shall be authorized to contest the proposed settlement or compromise by Filing a written objection with the Bankruptcy Court and serving such objection on the Reorganized Debtors within 20 days of the service of the settlement notice. If no such objection is Filed, the applicable settlement or compromise shall be deemed final without further action of the Bankruptcy Court.

9.3 No Distributions Pending Allowance. Notwithstanding anything to the contrary in this Plan, no Distributions will be made with respect to any portion of a Claim unless and until (i) the Claims Objection Deadline has passed and no objection to such Claim has been Filed, (ii) any objection to such Claim has been settled, withdrawn or overruled pursuant to a Final Order of the Bankruptcy Court or (iii) such Claim has been Allowed pursuant to the Confirmation Order or other Final Order of the Bankruptcy Court.

9.4 Estimation of Claims. The Debtors or the Reorganized Debtors, as the case may be, the Creditors’ Committee (to the extent still in existence at such time) and the Ad Hoc Consortium (to the extent still in existence at such time) may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502 of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Reorganized Debtors) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.

9.5 Distributions After Allowance. As soon as practicable after (i) the occurrence of the applicable Claims Objection Deadline, if no objection to such Claim has been timely Filed, or (ii) the Disputed Claim becomes an Allowed Claim, the Reorganized Debtors will distribute to the Holder thereof all Distributions to which such Holder is then entitled under this Plan. In the event that the New Spansion Common Stock being held for Distribution with respect to a Claim is greater than the Distribution that is made to a Holder once the Claim becomes entitled to a Distribution, the excess remaining New Spansion Common Stock will be held by the Reorganized Debtors free of the restrictions of the Reserve for Disputed Claims pending subsequent Distributions in accordance with Section 8.11. All Distributions made under this Article IX will be made with any dividends, payments, or other Distributions made on account of, as well as any obligations arising from, the distributed property as if such Claim had been an Allowed Claim on the dates Distributions were previously made to Allowed Holders included in the applicable Class.

9.6 Claims Covered by Insurance Policy. To the extent a Claim is asserted for liability that is covered, in whole or in part, by any insurance policy or related agreement of the Debtors (“Insured Claim”), the Holder of such Claim may continue to pursue the Claim against the Reorganized Debtors solely for the purpose of liquidating such Claim, provided that in accordance with the terms of the applicable insurance policies, related agreements and the Plan, the Reorganized Debtors (on behalf of the Debtors) or the insurer, as applicable, may employ counsel, direct the defense, and determine whether and on what terms to settle any such Claim. Once the Claim is determined to be valid by agreement or Final Order, then the Claim shall be an Allowed Insured Claim in the amount set forth in such Order or agreement. Subject to applicable policy terms, conditions, endorsements and applicable non-bankruptcy law, the Holder of such Allowed Insured Claim will be entitled to: (i) a Distribution under the Plan only to the extent of: (a) any unpaid or unexhausted deductible or self-insured retention under the applicable insurance policies or related agreements; and (b) any amount in excess of the limit of coverage provided by any applicable insurance policy or related agreement; and (ii) a recovery under the applicable insurance policy of the amount of such Allowed Insured Claim that is in excess of the deductible or self-insured retention but subject to the limit of coverage provided by such applicable insurance policy or related agreement.

ARTICLE X.

CONDITIONS PRECEDENT TO CONFIRMATION

AND THE EFFECTIVE DATE OF THE PLAN

10.1 Conditions to Confirmation. The following are conditions precedent to Confirmation of this Plan that must be (i) satisfied or (ii) waived in accordance with Section 10.3 below:

(1)	The Bankruptcy Court shall have approved the Disclosure Statement with respect to this Plan in form and substance that is acceptable to the Debtors, the Ad Hoc Consortium and Creditors’ Committee.

(2)	The Confirmation Order shall be in form and substance acceptable to the Debtors, the Ad Hoc Consortium and Creditors’ Committee, shall have been signed by the Bankruptcy Court, and shall have been entered on the docket of the Chapter 11 Cases.

(3)	The Confirmation Order shall include determinations that all of the settlements and compromises contained in the Plan meet the applicable standards under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 for approval and implementation.

(4)	The Debtors shall not have committed a material breach of their obligations under this Plan.

10.2 Conditions to the Effective Date. The following are conditions precedent to the Effective Date that must be (i) satisfied or (ii) waived in accordance with Section 10.3 below:

(1)	All conditions to Confirmation of this Plan set forth in Section 10.1 shall remain satisfied or have been waived.

(2)	Each Order of the Bankruptcy Court referred to in Section 10.1 shall have become a Final Order.

(3)	The Confirmation Order and supporting findings of fact and conclusions of law shall be entered by the Bankruptcy Court in form and substance acceptable to the Debtors, the Ad Hoc Consortium and Creditors’ Committee, and shall have become a Final Order.

(4)	All documents and agreements to be executed on the Effective Date or otherwise necessary to implement this Plan shall be in form and substance acceptable to the Debtors, the Ad Hoc Consortium and Creditors’ Committee, except as otherwise specifically provided herein.

(5)	The Debtors shall have received any authorization, consent, regulatory approval, ruling, letter, opinion, or document that may be necessary to implement this Plan and that is required by law, regulation, or order (collectively, the “Authorizations”), and such Authorizations shall not have been revoked.

(6)	All other actions, documents and agreements necessary to implement the Plan as of the Effective Date shall have been delivered and all conditions precedent thereto shall have been satisfied or waived.

(7)	All corporate and other proceedings to be taken by the Debtors in connection with the Plan and Plan Supplement and the consummation of the transactions contemplated thereby and by the Plan and all documents incident thereto shall have been completed in form and substance reasonably satisfactory to the Debtors, and the Debtors shall have received all such counterpart originals or certified or other copies of the Plan and documents contemplated by the Plan and such other documents as they may reasonably request.

(8)	The Effective Date shall have occurred prior to six months after the Confirmation Date unless such period is extended by the Debtors with the consent of the Creditors’ Committee and the Ad Hoc Consortium.

(9)	The Initial Board shall have been elected or appointed as of the Effective Date, and the directors’ and officers’ liability insurance shall be available to the members of the Initial Board on terms reasonably satisfactory to the Debtors and the Initial Board.

(10)	All applicable waiting periods imposed by applicable law (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable) in connection with the consummation of the Plan and transactions contemplated thereby shall have expired or been terminated without any action having been taken by any court of competent jurisdiction restraining, preventing or imposing materially adverse conditions upon such transactions, and the Debtors shall have received all material regulatory approvals required for the consummation of the Plan and the transactions contemplated thereby and for the Reorganized Debtors to continue to carry on their businesses without material change, each of which approvals shall have become final.

(11)	All other actions and documents necessary to implement the treatment of Claims and Interests set forth in this Plan shall have been effected or executed or, if waivable, waived by the Entity or Entities entitled to the benefit thereof.

10.3 Waiver of Conditions. The conditions to Confirmation of the Plan set forth in Section 10.1 or the Effective Date set forth in Section 10.2 may be waived, in whole or in part, by the Debtors, with the consent of the Ad Hoc Consortium and Creditors’ Committee, without any notice to any other parties in interest or the Bankruptcy Court and without leave or Order of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their respective sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

10.4 Effect of Failure of Conditions. In the event that all of the conditions to the Effective Date are not satisfied or waived within three (3) months following entry of the Confirmation Order (or such longer period as is agreed to by the Debtors, the Creditors’ Committee and the Ad Hoc Consortium): (a) any party-in-interest may request that the Bankruptcy Court vacate the Confirmation Order; (b) no Distributions shall be made; (c) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; (d) all settlements included in the Plan or incorporated into the Plan, including settlements implicit in the terms of the Plan, shall be deemed revoked; and (e) the Debtors’ obligations with respect to the Claims and Interests shall remain unchanged (except to the extent of any payments made after entry of the Confirmation Order but prior to the Effective Date) and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors.

10.5 Order Denying Confirmation. If an Order denying confirmation of the Plan is entered by the Bankruptcy Court, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Interests in the Debtors, (b) prejudice in any manner the rights of the Holder of any Claim against, or Interest in, the Debtors, (c) prejudice in any manner any right, remedy or Claim of the Debtors, (d) be deemed an admission against interest by the Debtors, or (e) constitute a settlement, implicit or otherwise, of any kind whatsoever.

10.6 Revocation of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if

Confirmation does not occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the Debtors or any other Entity; or (c) prejudice in any manner the rights of the Debtors or any other party, including the Creditors’ Committee and the Ad Hoc Consortium, in any related or further proceedings.

ARTICLE XI.

EFFECT OF PLAN ON CLAIMS AND INTERESTS

11.1 Discharge of Claims and Termination of Interests. Except as otherwise provided in the Plan or the Confirmation Order:

(1)	on the Effective Date, each Reorganized Debtor shall be deemed discharged and released from all Claims and Interests, including demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (A) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, (C) the Holder of a Claim or Interest based on such debt or Interest has accepted the Plan or (D) such Claim is listed in the Schedules; and

(2)	all Entities shall be precluded from asserting against each Reorganized Debtor, its successors, or its Assets any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

Except as otherwise provided in the Plan or the Confirmation Order, upon the occurrence of the Effective Date, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Reorganized Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against each Reorganized Debtor at any time obtained to the extent that it relates to a discharged Claim or terminated Interest.

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens or other security interests against the Assets of any Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns.

11.2 Cancellation of Claims and Interests. Except as otherwise set forth in this Plan, and except for purposes of evidencing a right to Distributions or otherwise provided hereunder, on the Effective Date, all agreements and other documents evidencing the Claims or rights of any Holder of a Claim against the Debtors, including all notes, guarantees, mortgages, and all Old Spansion Interests and other Old Equity Rights shall be canceled.

11.3 Release by Debtors of Certain Parties. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN, PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE, AS OF THE EFFECTIVE DATE, ON THE EFFECTIVE DATE, THE DEBTORS AND REORGANIZED DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS IN POSSESSION, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTORS OR REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, REORGANIZED DEBTORS, THE PARTIES RELEASED PURSUANT TO THIS SECTION, THE CHAPTER 11 CASE, THE PLAN OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES OR THE REORGANIZED DEBTORS, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR IN ANY REPRESENTATIVE OR ANY OTHER CAPACITY, AGAINST (I) THE CURRENT DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS (OTHER THAN FOR MONEY BORROWED FROM OR OWED TO THE DEBTORS BY ANY SUCH DIRECTORS, OFFICERS OR EMPLOYEES AS SET FORTH IN THE DEBTORS’ BOOKS AND RECORDS) AND THE DEBTORS’ FORMER AND CURRENT ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITY; (II) THE CREDITORS’ COMMITTEE AND ITS CURRENT AND FORMER MEMBERS (SOLELY IN SUCH CAPACITY), THE INDENTURE TRUSTEES, THEIR RESPECTIVE ADVISORS (INCLUDING ANY FORMER OR CURRENT ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITIES SOLELY IN THEIR CAPACITIES AS SUCH); (III) ALL HOLDERS OF SECURED CREDIT FACILITY CLAIMS SOLELY WITH RESPECT TO CLAIMS RELATING TO OR ARISING IN CONNECTION WITH SUCH CLAIMS AND ALL HOLDERS OF FRN CLAIMS, OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITIES), AND THE FRN INDENTURE TRUSTEE OR ITS OFFICERS, DIRECTORS, EMPLOYEES,

PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITIES) RELATING TO OR ARISING IN CONNECTION WITH THE FRN CLAIMS; AND (IV) THE DEBTORS OR THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH ENTITIES) EXCEPT CLAIMS ARISING IN THE ORDINARY COURSE OF THE DEBTORS’ BUSINESS WITH RESPECT TO EMPLOYEE MATTERS, (THOSE ENTITIES IN SUBSECTIONS (I) THROUGH (IV) OF THE PRECEDING SENTENCE SHALL BE REFERRED TO AS THE “DEBTOR RELEASEES”). NOTWITHSTANDING THE FOREGOING, NOTHING IN THE PLAN SHALL RELEASE ANY DEBTOR RELEASEE OTHER THAN THE DEBTORS FROM (A) ANY CLAIMS ASSERTED BY THE DEBTORS THAT ARE THE SUBJECT OF A PENDING LITIGATION, ADVERSARY PROCEEDING OR OTHER CONTESTED MATTER OR JUDGMENT AS OF THE EFFECTIVE DATE, (B) WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AS DETERMINED BY A FINAL ORDER OR (C) ANY OBJECTIONS BY THE DEBTORS, THE REORGANIZED DEBTORS OR THE CLAIMS AGENT TO CLAIMS FILED BY SUCH ENTITY AGAINST THE DEBTORS AND/OR THE ESTATES.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASES SET FORTH HEREIN, WHICH INCLUDE BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASES ARE (A) IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES, REPRESENTING GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASES; (B) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (C) FAIR, EQUITABLE AND REASONABLE; (D) APPROVED AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (E) A BAR TO THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY OTHER ENTITY ACTING ON BEHALF OF THEM ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE AGAINST ANY OF THE DEBTOR RELEASEES OR THEIR RESPECTIVE ASSETS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION, THE RELEASE OF THE DEBTORS’ OFFICERS, DIRECTORS AND EMPLOYEES SET FORTH ABOVE SHALL BE OF NO FORCE AND EFFECT IN FAVOR OF ANY OFFICER, DIRECTOR OR EMPLOYEE WHO ASSERTS ANY PRE-EFFECTIVE DATE CLAIM AGAINST THE DEBTORS OR REORGANIZED DEBTORS FOR INDEMNIFICATION, DAMAGES OR ANY OTHER CAUSES OF ACTION OTHER THAN FOR UNPAID COMPENSATION, WAGES OR BENEFITS THAT AROSE IN THE ORDINARY COURSE OF BUSINESS OR PURSUANT TO THE PLANS AND PROGRAMS APPROVED BY THE BANKRUPTCY COURT

PURSUANT TO ITS (A) ORDER APPROVING CERTAIN INCENTIVE PLANS AND (II) AUTHORIZING PAYMENT THEREUNDER PURSUANT TO SECTIONS 105(E), 363(B) AND 503(C) OF THE BANKRUPTCY CODE, ENTERED ON JUNE 29, 2009 [D.I. 730], (B) ORDER APPROVING CERTAIN INCENTIVE PLANS AND (II) AUTHORIZING PAYMENT THEREUNDER PURSUANT TO SECTIONS 105(E), 363(B) AND 503(C) OF THE BANKRUPTCY CODE, ENTERED ON JULY 22, 2009 [D.I. 849], AND (C) ORDER APPROVING INCENTIVE PLANS AND (II) AUTHORIZING PAYMENT THEREUNDER PURSUANT TO SECTIONS 105(E), 363(B) AND 503(C) OF THE BANKRUPTCY CODE, ENTERED ON JULY 23, 2009 [D.I. 874].

11.4 Release by Holders of Claims and Interests.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN, ON THE EFFECTIVE DATE, (a) EACH ENTITY THAT VOTES TO ACCEPT THIS PLAN OR IS PRESUMED TO HAVE VOTED FOR THIS PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE; (b) EACH ENTITY WHO OBTAINS A RELEASE UNDER THE PLAN; AND (c) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH ENTITY (OTHER THAN A DEBTOR), THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR INTEREST (EACH, A “RELEASE OBLIGOR”), IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS, THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CASH, NEW SPANSION COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THIS PLAN, SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH PARTY RELEASED IN SECTION 11.3 HEREOF FROM ANY CLAIM OR RETAINED ACTION EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING RISE TO, THE CLAIM OF SUCH RELEASED OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE OR EVENT IN ANY MANNER RELATED TO SUCH SUBJECT MATTER, TRANSACTION OR OBLIGATION, PROVIDED THAT NOTHING IN THE PLAN WILL RESTRICT ANY GOVERNMENTAL OR REGULATORY AGENCY FROM PURSUING ANY REGULATORY OR POLICE ENFORCEMENT ACTION AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THEIR CURRENT OR FORMER OFFICERS, DIRECTORS OR EMPLOYEES, AND THEIR RESPECTIVE AGENTS, ADVISORS, ATTORNEYS AND REPRESENTATIVES ACTING IN ANY CAPACITY, OTHER THAN ANY ACTION OR PROCEEDING OF ANY TYPE TO RECOVER MONETARY CLAIMS, DAMAGES, OR PENALTIES AGAINST THE DEBTORS FOR AN ACT OR OMISSION OCCURRING PRIOR TO CONFIRMATION.

11.5 California Civil Code § 1542 Waiver. To the extent any of the Debtors or Holders of Claims or Interests grant a release pursuant to the terms of this Plan, such

Debtor or Holder acknowledges that it, she or he is familiar with or has been advised regarding the provisions of section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

and similar statutes of other States or the United States, and common law principles of similar effect as section 1542.

The Debtors and Holders of Claims and Interests, being made aware of section 1542 and similar laws and common law principles, hereby are deemed to have expressly waived any rights that any of them might have or assert thereunder, to the extent such section relates to any of the claims released pursuant to Sections 11.3 and 11.4.

11.6 Jurisdiction Related Hereto. Any action brought against any party receiving a release hereunder for any matter or thing related to the Chapter 11 Cases or the Plan must be brought in Bankruptcy Court.

11.7 Setoffs. The Debtors may, but shall not be required to, setoff against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.

11.8 Exculpation and Limitation of Liability. The Debtors, the present and former members of the Creditors’ Committee and Ad Hoc Consortium in their capacities as such, the Indenture Trustees, in their capacity as such, and the Released Lenders, and any of such parties’ respective current and/or post-Petition Date and pre-Effective Date Affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, cause of action, or liability to one another or to any Holder of any Claim or Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the negotiation and filing of this Plan, the filing of the Chapter 11 Cases, the settlement of Claims or renegotiation of executory contracts and leases, the pursuit of Confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan (collectively, the “Exculpated Claims”). No Holder of any Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Creditors’ Committee, the Ad Hoc Consortium, the present and former members of the Creditors’ Committee and the Ad Hoc Consortium in their capacities as such, each of the Indenture Trustees, in its capacity as such, and any of such parties’ respective current and/or post-Petition Date and pre-Effective Date Affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns with respect to the Exculpated Claims.

11.9 Injunction. The Confirmation Order will permanently enjoin the commencement or prosecution by any Entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including the Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in Sections 11.3, 11.4 and 11.8; provided, however, that nothing in this Plan will restrict any governmental or regulatory agency from pursuing any regulatory or police enforcement action against the Debtors, the Reorganized Debtors, their current or former officers, directors or employees, and their respective agents, advisors, attorneys and representatives acting in any capacity, other than any action or proceeding of any type to recover monetary claims, damages or penalties against the Debtors for an act or omission occurring prior to confirmation.

11.10 Effect of Confirmation.

(1)	Binding Effect. On the Confirmation Date, the provisions of this Plan shall be binding on the Debtors, the Estates, all Holders of Claims against or Interests in the Debtors, and all other parties-in-interest whether or not such Holders are Impaired and whether or not such Holders have accepted this Plan.

(2)	Effect of Confirmation on Automatic Stay. Except as provided otherwise in this Plan, from and after the Effective Date, the automatic stay of section 362(a) of the Bankruptcy Code shall terminate.

(3)	Filing of Reports. The Reorganized Debtors shall file all reports and pay all fees required by the Bankruptcy Code, Bankruptcy Rules, U.S. Trustee guidelines, and the rules and orders of the Bankruptcy Court.

(4)	Post-Confirmation Date Retention of Professionals. Upon the Confirmation Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors may employ and pay professionals in the ordinary course of business.

ARTICLE XII.

RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY

COURT

12.1 Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will have or retain jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction for the following purposes:

(1)	To allow, disallow, determine, liquidate, classify, subordinate, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including, the resolution of any request for payment of any Administrative Expense Claim, the resolution of any objections to the allowance, classification or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate or render Unimpaired a Claim or Interest pursuant to the Plan, as well as the approval of the Indenture Trustees Fees and Expenses, to the extent of any dispute between the Indenture Trustees and the Debtors;

(2)	To establish a date or dates by which objections to Claims must be Filed to the extent not established herein;

(3)	To establish the amount of any reserve required to be withheld from any distribution under this Plan on account of any disputed, contingent or unliquidated claim.

(4)	To resolve all matters related to the rejection, and assumption and/or assignment of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

(5)	To hear and rule upon all Retained Actions, Avoidance Actions and other Causes of Action commenced and/or pursued by the Debtors and/or the Reorganized Debtors;

(6)	To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

(7)	To hear and rule upon all applications for Professional Compensation;

(8)

To modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate or carry out the intent and purpose the Plan, with the consent of the Ad Hoc Consortium and Creditors’ Committee.

(9)	To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order, as well as to ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(10)	To issue injunctions, enforce the injunctions contained in the Plan and the Confirmation order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

(11)	To enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or Distributions pursuant to the Plan are enjoined or stayed;

(12)	To make such determinations and enter such orders as may be necessary to effectuate all the terms and conditions of this Plan, including the Distribution of funds from the Estates and the payment of claims;

(13)	To resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any Entity’s rights arising from or obligations incurred in connection with the Plan or such documents;

(14)	To determine any suit or proceeding brought by the Debtors and/or the Reorganized Debtors to recover property under any provisions of the Bankruptcy Code;

(15)	To determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for taxes; and to determine and declare any tax effects under this Plan;

(16)	To determine any matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract,

instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(17)	To determine any other matters as may be authorized by or under the provisions of the Bankruptcy Code; and

(18)	To enter a Final Decree closing the Chapter 11 Cases.

The foregoing list is illustrative only and not intended to limit in any way the Bankruptcy Court’s exercise of jurisdiction. If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

12.2 Final Decree. The Bankruptcy Court may, upon application of the Reorganized Debtors at any time after 120 days after the Effective Date, enter a Final Decree in these cases.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

13.1 Modification of the Plan. The Debtors, before the Effective Date, reserve the right in accordance with section 1127 of the Bankruptcy Code to modify, alter or amend this Plan at any time before its substantial consummation, with the consent of the Ad Hoc Consortium and the Creditors’ Committee. Subject to the limitations contained herein, the Debtors may modify, alter or amend this Plan in accordance with this paragraph, before or after confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification, alteration or amendment does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. In the event of any modification, alteration or amendment on or before confirmation, any votes to accept or reject this Plan shall be deemed to be votes to accept or reject this Plan as modified, unless the Bankruptcy Court finds that the modification, alteration or amendment materially and adversely affects the rights of parties in interest which have cast said votes.

13.2 Deadlines. Any deadline in this Plan may be extended, either before or after the Effective Date, by an Order entered on a motion or application of the Debtors or Reorganized Debtors, as applicable, so long as such motion or application is made prior to the expiration of such deadline.

13.3 Applicable Law. Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code and Bankruptcy Rules), (ii) an express choice of law provision in any agreement, contract, instrument or document provided for, or executed in connection with, the Plan, or (iii) applicable non-bankruptcy law, the rights and obligations arising under the Plan and any agreements, contracts, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

13.4 Plan Supplement. The Plan Supplement will contain, among other things, (a) forms of the New Governing Documents, (b) a form of the indenture for the New Senior Notes and the form of New Senior Note, (c) a form of the indenture for the New Convertible Notes and the form of New Convertible Notes, (d) a list of the Persons who will serve on the Initial Board, (e) the Contract/Lease Schedule, (f) the identity of the Claims Agent and (g) the proposed Confirmation Order. The Plan Supplement shall be in form and substance satisfactory to each of the Debtors, the Ad Hoc Consortium and the Creditors’ Committee, and shall be Filed with the Bankruptcy Court seven (7) days prior to the Voting Deadline. Notwithstanding the foregoing, subject to any express limitations set forth herein, the Debtors may amend the Plan Supplement and any attachments thereto, through and including the Confirmation Date.

13.5 Dissolution of Creditors’ Committee. On the Effective Date, unless an appeal is pending from the Confirmation Order, the Creditors’ Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released and discharged from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code. The Professionals retained by the Creditor’s Committee and the members thereof shall be entitled to assert any claim for reasonable services rendered and expenses incurred in connection with the consummation of the Plan and File any applications for allowance of compensation and reimbursement of expenses of Creditors’ Committee members or professionals pending on the Effective Date or Filed and served after the Effective Date pursuant to Section 4.2. In the event an appeal is pending from the Confirmation Order as of the Effective Date the Creditors’ Committee shall remain in existence for all purposes related to the prosecution and defense of such appeal, and the Creditors’ Committee professionals shall be entitled to compensation and reimbursement of expenses in connection with such matters.

13.6 Preparation of Estates’ Returns and Resolution of Tax Claims. The Debtors or Reorganized Debtors shall file all tax returns and other filings with governmental authorities and may file determination requests under section 505(b) of the Bankruptcy Code to resolve any Disputed Claim relating to taxes with a governmental authority. The Reorganized Debtors are hereby authorized to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

13.7 Headings. The headings of the Articles and the Sections of this Plan have been used for convenience only and shall not limit or otherwise affect the meaning thereof.

13.8 Confirmation of Plans for Separate Debtors. In the event the Debtors are unable to confirm this Plan with respect to all Debtors, the Debtors reserve the right, unilaterally and unconditionally, to proceed with this Plan with respect to any Debtor for which the confirmation requirements of the Bankruptcy Code are met.

13.9 No Admissions; Objection to Claims. Notwithstanding anything herein or in the Disclosure Statement to the contrary, nothing contained herein or in the Disclosure Statement shall be deemed to be an admission by the Debtors, Ad Hoc Consortium or Creditors’ Committee with respect to any matter set forth herein including liability on any Claim or Interest or the propriety of the classification of any Claim or Interest. None of the Debtors, the Ad Hoc Consortium or the Creditors’ Committee are bound by any statements herein or in the Disclosure Statement as judicial admissions.

13.10 No Waiver. Neither the failure of a Debtor to list a Claim in the Debtor’s Schedules, the failure of a Debtor to object to any Claim or Interest for purposes of voting, the failure of a Reorganized Debtor to object to a Claim, Administrative Expense Claim or Interest prior to the Confirmation Date or the Effective Date, the failure of a Debtor to assert a Retained Action prior to the Confirmation Date or the Effective Date, the absence of a proof of Claim having been Filed with respect to a Claim, Administrative Expense Claim, Interest or Retained Action other than a legally effective express waiver or release shall be deemed a waiver or release of the right of a Debtor or its successors, before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to (a) object to or examine such Claim, Administrative Expense Claim or Interest, in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any Retained Action.

13.11 No Bar to Suits. Except as provided in this Plan, neither this Plan nor confirmation hereof shall operate to bar or estop the Debtors or Reorganized Debtors from commencing any Retained Action, or any other legal action against any Holder of a Claim or Interest or any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal Entity, whether such Retained Action, or any other legal action arose prior to or after the Confirmation Date and whether or not the existence of such Retained Action, or any other legal action was disclosed in any Disclosure Statement Filed by the Debtors in connection with this Plan or whether or not any payment was made or is made on account of any Claim.

13.12 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor, or assign of such Entity.

13.13 Post-Effective Date Effect of Evidences of Claims or Interests. Notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the Plan), shall, effective upon the Effective Date, represent only the right to participate in the Distributions contemplated by the Plan.

13.14 Conflicts. In the event that provisions of Exhibits A or B hereto conflicts with the final documents contained in the Plan Supplement, then the documents in the Plan Supplement shall Govern. In the event that provisions of the Disclosure Statement and provisions of this Plan conflict, then the terms of this Plan shall govern. In the event that provisions of the Confirmation Order and this Plan conflict, then the terms of the Confirmation Order shall govern.

13.15 Exhibits/Schedules. All exhibits and schedules to this Plan and the Disclosure Statement, including the Plan Supplement, and all attachments thereto, are incorporated into and are a part of this Plan as if set forth in full herein. Any exhibits to the Plan which are voluminous may not be served with copies of the Plan. Any party in interest may view the Plan, Disclosure Statement, and all Exhibits thereto on the following website http://chapter11.epiqsystems.com under the link for “Spansion Inc.”. Copies are also available upon request to Debtors’ counsel. Please direct such requests to: Latham & Watkins LLP, Attn: Kathryn Bowman, 355 South Grand Avenue, Los Angeles, California 90071-1560 (Fax: (213) 891-8763); or Duane Morris, LLP, Attn: Stacie Wolfenden, 110 North Market Street, Suite 1200, Wilmington, DE 19801 (Fax: (302) 657-2901

13.16 No Injunctive Relief. Except as otherwise provided in the Plan or Confirmation Order, no Holder of a Claim or Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable, or other prospective relief with respect to such Claim or Interest.

13.17 Service of Documents. Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors or the Reorganized Debtors must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

Michael S. Lurey

Gregory O. Lunt

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Facsimile: (213) 891-8763

Robert J. Stark

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Facsimile: (617) 289-0495

Luc A. Despins

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, NY 10022

Facsimile: (212) 230-7881

13.18 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the Holders of Claims or Interests affected by the Plan, and any other Entity named or referred to in the Plan, and their respective successors and assigns, including the Trust and the Trustee and any trustee subsequently appointed in any of the Cases or in any superseding chapter 7 case.

13.19 Entire Agreement. This Plan (together with the Exhibits and schedules hereto and the Plan Supplement) and the Confirmation Order set forth the entire agreement and undertaking relating to the subject matter hereof and supersede all prior discussions and documents. The Debtors’ Estates shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein.

Dated: [ ], 2009	Respectfully Submitted,
Wilmington, Delaware	SPANSION INC.

[Name]
[Title]

SPANSION TECHNOLOGY LLC

[Name]
[Title]

SPANSION LLC

[Name]
[Title]

SPANSION INTERNATIONAL INC.

[Name]
[Title]

Cerium Laboratories LLC

[Name]
[Title]